SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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Rockwell Collins, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 12, 2005

Dear Shareowner:

You are cordially invited to attend the 2006 Annual Meeting of Shareowners of the Corporation.

The meeting will be held at The Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa, on Tuesday, February 7, 2006, at 10:00 a.m. (Central Standard Time). At the meeting we will present a current report of the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or inquire about the affairs of the Corporation that may be of interest to shareowners generally.

If you plan to attend the meeting, please indicate your desire in one of the ways described in the box on the last page of the Proxy Statement.

We sincerely hope that as many shareowners as can conveniently attend will do so.

Sincerely yours,

Clayton M. Jones

Chairman, President and Chief Executive Officer

ROCKWELL COLLINS, INC.

400 Collins Road NE, Cedar Rapids, Iowa 52498

Notice of 2006 Annual Meeting of Shareowners

To the Shareowners of

ROCKWELL COLLINS, INC.:

Notice Is Hereby Given that the 2006 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held at The Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa, on Tuesday, February 7, 2006, at 10:00 a.m. (Central Standard Time) for the following purposes:

(1)	to elect three members of the Board of Directors of the Corporation with terms expiring at the Annual Meeting in 2009;

(2)	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Corporation for fiscal year 2006;

(3)	to consider and vote upon a proposal to approve the Corporation’s 2006 Long-Term Incentives Plan;

(4)	to consider and vote upon a proposal to approve the Corporation’s 2006 Annual Incentive Compensation Plan for Senior Executive Officers; and

(5)	to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on December 9, 2005 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Gary R. Chadick

Secretary

December 12, 2005

Note: The Board of Directors solicits votes by the execution and prompt return of the accompanying proxy in the enclosed return envelope or by use of our telephone or Internet voting procedures.

ROCKWELL COLLINS, INC. PROXY STATEMENT

-i-

PROXY STATEMENT

The 2006 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held on February 7, 2006, for the purposes set forth in the accompanying Notice of 2006 Annual Meeting of Shareowners.

This statement and the accompanying proxy, which are first being sent to shareowners on or about December 20, 2005, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment thereof. If a shareowner duly executes and returns a proxy in the accompanying form or uses our telephone or Internet voting procedures to authorize the named proxies to vote the shareowner’s shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy and any votes cast using our telephone or Internet voting procedures may be revoked prior to exercise at the meeting by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy, by casting a later vote using the telephone or Internet voting procedures or by attending the meeting and voting in person.

VOTING SECURITIES

Only shareowners of record at the close of business on December 9, 2005, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On December 9, 2005, we had outstanding 173,026,753 shares of our Common Stock, par value $0.01 per share (Common Stock). Each holder of Common Stock is entitled to one vote for each share held. We have no class or series of shares currently outstanding other than our Common Stock.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Our Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board of Directors shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. The three directors in Class II who are elected at the 2006 Annual Meeting will serve for a term expiring at our Annual Meeting in the year 2009. The three directors in Class I and the two directors in Class III are serving terms expiring at our Annual Meeting in 2008 and 2007, respectively.

It is intended that proxies in the accompanying form properly executed and returned to our proxy tabulator or shares properly authorized to be voted in accordance with our telephone or Internet voting procedures will be voted at the meeting, unless authority to do so is withheld, for the election as directors of the three nominees specified in Class II — Nominees for Directors with Terms Expiring in 2009 below, each of whom now serves as a director with a term extending to the 2006 Annual Meeting and until a successor is elected and qualified. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is expected that proxies in the accompanying form or shares properly authorized to be voted in accordance with our telephone or Internet voting procedures will be voted at the meeting for the election of a substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

There is shown below for each nominee for director and each continuing director, as reported to us as of December 1, 2005, the nominee’s or continuing director’s name, age and principal occupation; the position, if any, with us; the period of service as a director of our company; other public company directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

CLASS II — NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 2009

Anthony J. Carbone Age 64

Retired Vice Chairman of the Board and Senior Consultant, The Dow Chemical Company.  Mr. Carbone has been a director of our company since June 2001. He is the Chairman of the Board Nominating and Governance Committee and a member of the Audit Committee and the Executive Committee. Mr. Carbone served as Vice Chairman of the Board of Directors of The Dow Chemical Company (chemical, plastic and agricultural products) from February 2000 to October 2005 and Senior Consultant of Dow from November 2000 to October 2005. He served as Executive Vice President of Dow from November 1996 to November 2000. He is a former director of Dow. He is a member of the American Chemical Society and former board member and Chairman of the American Plastics Council and the Society of Plastics Industries. Mr. Carbone has also served on the Advisory Council of the Heritage Foundation.

Clayton M. Jones Age 56

Chairman, President and Chief Executive Officer of the Corporation.  Mr. Jones has been a director of our company since March 2001. He has been our Chairman of the Board since June 2002 and President and Chief Executive Officer since June 2001. Mr. Jones is a member of the Executive Committee. He served as Senior Vice President of Rockwell International (electronic controls and communications) and President of Rockwell Collins, Inc., then a subsidiary of Rockwell, from January 1999 to May 2001. He served as Executive Vice President of Rockwell Collins, Inc. from November 1996 to January 1999. Mr. Jones is a former Air Force fighter pilot. He also serves as a director of the Unisys Corporation and as a director or member of a number of professional and civic organizations.

Cheryl L. Shavers Age 51

Chairman and Chief Executive Officer, Global Smarts, Inc.  Ms. Shavers has been a director of our company since September 2002. She is a member of the Board Nominating and Governance Committee and the Technology Committee. Ms. Shavers has been the Chairman and Chief Executive Officer of Global Smarts, Inc. (content development) since February 2001. She served as Under Secretary of Commerce for Technology for the United States Department of Commerce from November 1999 to February 2001 after having served as its Under Secretary Designate from April 1999 to November 1999. She served as Sector Manager, Microprocessor Products Group for Intel Corporation (chip maker) prior to April 1999. She also served as non-executive chairman of BitArts Ltd. (software development) from 2001 to December 2003.

CLASS III — CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2007

Donald R. Beall Age 67

Retired Chairman and Chief Executive Officer, Rockwell International Corporation.  Mr. Beall has been a director of our company since June 2001 and served as non-executive Chairman of the Board from June 2001 to June 2002. He is the Chairman of the Executive Committee and a member of the Technology Committee. Mr. Beall is the retired Chairman and CEO of Rockwell International (electronic controls and communications) and was a director of Rockwell International from 1978 to February 2001. He served as Chairman/CEO of Rockwell International from 1988 to February 1998 and President from 1979 to 1988. Mr. Beall serves on the boards of Conexant Systems, Mindspeed Technologies, Jazz Semiconductor and CT Realty. He is a former director of Skyworks Solutions, Procter & Gamble, Times Mirror, Amoco and ArvinMeritor. He is a former trustee of California Institute of Technology, a member of various University of California – Irvine supporting organizations and an Overseer of the Hoover Institution at Stanford. He is an investor, director and/or advisor with several private companies and investment partnerships.

Richard J. Ferris Age 69

Retired Co-Chairman, Doubletree Corporation.  Mr. Ferris has been a director of our company since June 2001. He is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Ferris served as Co-Chairman of Doubletree Corporation (hotel services) and Co-Chairman of Doubletree Partners from 1993 to 1997. He is the former Chairman, President and Chief Executive Officer of UAL Corporation (travel related services), a position he held from April 1976 to June 1987. He was a private investor for more than five years following his resignation from UAL. Mr. Ferris is Chairman, Policy Board of PGA Tour Inc., Co-Chairman of Pebble Beach Co. and is a former director of Procter & Gamble and British Petroleum (BP PLC).

CLASS I —CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2008

General Michael P.C. Carns (U.S. Air Force, Ret.) 68 Age

Private Consultant.  Mr. Carns has been a director of our company since September 2001. He is the Chairman of the Technology Committee and a member of the Board Nominating and Governance Committee. He was Vice Chairman of PrivaSource, Inc. (software firm) from 2001 to 2004. He served in the United States Air Force for 35 years until his retirement in September 1994. From May 1991 until his retirement Mr. Carns served as Vice Chief of Staff, United States Air Force. Prior thereto, he served as Director of the Joint Staff, Joint Chiefs of Staff from September 1989. Mr. Carns served as President and Executive Director of the Center for International Political Economy from 1995 to February 2000. Mr. Carns is a director of Engineered Support Systems, Inc. and Entegris, Inc. and is a former director of DynCorp. Inc., Mission Research Corporation and PrivaSource, Inc. He is also a member of the board of various early stage ventures, the Department of Defense Science Board and numerous professional and civic organizations.

Chris A. Davis Age 55

Partner, Forstmann Little & Co.  Ms. Davis has been a director of our company since February 2002. She is a member of the Compensation Committee. Ms. Davis became a Partner with Forstmann Little & Co. (private equity firm) in October 2005 after having served them as a Special Limited Partner since August 2001. She served as Chief Executive Officer of McLeodUSA Incorporated (telecommunications) from April 2002 to August 2005 and Chief Operating and Financial Officer of McLeodUSA from August 2001 to April 2002. She served as Executive Vice President, Chief Financial and Administrative Officer of ONI Systems (telecommunications) from May 2000 to August 2001. She served as Executive Vice President, Chief Financial and Administrative Officer and director of Gulfstream Aerospace Corporation (business aircraft) from July 1993 to April 2000. Ms. Davis has also served as Chairman of the Board of Directors of McLeodUSA since April 2002 and is a member of the boards of directors of Aviall, Inc. and Cytec Industries, Inc., and is a former director of Wolverine Tube, Inc.

Joseph F. Toot, Jr. Age 70

Retired President and Chief Executive Officer, The Timken Company.  Mr. Toot has been a director of our company since June 2001. He is the Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Toot is the retired President and Chief Executive Officer of The Timken Company (tapered roller bearings and specialty steel). He joined The Timken Company in 1962 and served in various senior executive positions until his election as Executive Vice President in 1973, President in 1979 and Chief Executive Officer in 1992. He retired as President and Chief Executive Officer of Timken in December 1997 and then served as Chairman of the Executive Committee from July 1998 until April 2000. Mr. Toot is also a director of Timken and Rockwell Automation, Inc. He is a member of the Supervisory Board of PSA Peugeot Citroën. Mr. Toot has also served as a director, officer, trustee or member of various community, charitable and philanthropic organizations.

The Board of Directors recommends that you vote “FOR” the election as directors of the three Class II nominees named above, which is presented as item (1) on the accompanying proxy card.

CORPORATE GOVERNANCE;

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed through the oversight and direction of the Board of Directors. Our Board seeks to maintain high corporate governance standards. The Board of Directors has determined that no director other than Messrs. Jones and Beall has a material relationship with the Corporation. Accordingly, six of our eight directors are “independent” directors based on an affirmative determination by our Board of Directors in accordance with the listing standards of the New York Stock Exchange and Securities and Exchange Commission (“SEC”) rules.

The directors regularly keep informed about our business at meetings of the Board and its Committees and through various supplemental reports and communications between meetings. Our non-management directors meet regularly in executive sessions without the presence of any corporate officers. These executive sessions are chaired by the Chair of the Executive Committee or a director designated by the independent directors who has the relevant background to lead the discussion of a particular matter.

We continue to enhance our corporate governance structure from time to time in light of regulatory activity and based upon a review of recommended best practices. Our corporate governance documents are available free of charge on our website at www.rockwellcollins.com. These documents include our Restated Certificate of Incorporation, By-Laws, Board of Directors Guidelines on Corporate Governance, Committee Charters, Board Membership Criteria and Code of Ethics.

In fiscal year 2005, the Board of Directors held nine meetings and acted on one occasion by unanimous written consent in lieu of a meeting. All of the directors attended at least 75% of the meetings of the Board and the Committees on which they served, and most of the directors attended 100% of such meetings. Directors are expected to attend the Annual Meeting of Shareowners unless they have a valid reason such as a schedule conflict. Last year, all eight of our directors attended our 2005 Annual Meeting of Shareowners.

The Board has established five committees whose principal functions are briefly described below.

The Audit Committee is composed of three independent directors. It assists the Board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; and (v) the performance of our internal and independent auditors. The Audit Committee also:

•	has sole authority to appoint or replace our independent auditors, with that appointment being subject to shareowner approval;

•	has sole authority to approve in advance the fees, scope and terms of all audit and non-audit engagements with our independent auditors;

•	monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

•	meets at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions.

The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached as Exhibit A to this Proxy Statement. The Committee met seven times during fiscal year 2005.

The Board Nominating and Governance Committee, which is composed of three independent directors, has as part of its principal functions seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the Annual Meeting. It also periodically prepares and submits to the Board for adoption the Committee’s selection criteria for director nominees (“Board Membership Criteria”). It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and it annually recommends to the Board nominees for each committee of the Board. In addition, the Committee annually facilitates the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board. The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. For more information regarding the Committee’s role in director nominations, see “Director Nominations” below. The Committee members met four times during fiscal year 2005.

The Compensation Committee is composed of three independent directors, who are ineligible to participate in any of the plans or programs that are administered by the Committee, except our Directors Stock Plan and, if approved at the meeting, our 2006 Long-Term Incentives Plan. The principal functions of the Compensation Committee are to evaluate the performance of our senior executives; review and approve senior executive compensation plans, policies and programs; consider the design and competitiveness of our compensation plans; administer and review changes to our incentive, deferred compensation, stock option and long-term incentives plans pursuant to the terms of the respective plans; and produce an annual report on executive compensation for inclusion in our proxy statement. The Committee also reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and after receiving input from the Board, determines the CEO’s compensation. The Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation. The Committee met three times during fiscal year 2005.

The Executive Committee is composed of Mr. Jones and two non-management directors. The principal functions of the Executive Committee are to discharge certain responsibilities of the Board of Directors between meetings of the Board of Directors. The Committee may exercise all of the powers of the Board of Directors, except it has no power or authority to adopt, amend or repeal any sections or articles of our By-Laws or Restated Certificate of Incorporation; elect or remove officers, or fill vacancies in the Board of Directors or in committees; fix compensation for officers, directors or committee members; amend or rescind prior resolutions of the Board; make recommendations to shareowners or approve transactions which require shareowner approval; issue additional stock of the Corporation or fix or determine the designations and any of the rights and preferences of any series of stock or take certain other actions specifically reserved for the Board. The Committee met two times during fiscal year 2005.

The Technology Committee is composed of three non-management directors. The principal functions of the Technology Committee are to review and provide guidance on important technology-related issues, including the assessment of (i) this Corporation’s technology competitiveness; (ii) the strength and competitiveness of this Corporation’s engineering processes and disciplines; (iii) this Corporation’s technology planning processes to support its growth objectives; and (iv) this

Corporation’s focus on engineering leadership and critical technologist development and replacement planning. The Committee met two times during fiscal year 2005.

Compensation of Directors

The non-employee directors currently receive a retainer fee at the rate of $85,000 per year for service on the Board of Directors. This annual retainer fee was increased from $74,000 effective July 2, 2005. An additional $10,000 annual retainer fee is paid to the Audit Committee chair and an additional $5,000 annual retainer fee is paid to each of the other Audit Committee members. No additional retainer is paid for service on committees other than the Audit Committee. Under the Directors Stock Plan, one-half of the retainer is paid in cash quarterly in advance and one-half is paid in restricted shares of Common Stock valued at the closing price of the Common Stock on the New York Stock Exchange – Composite Transactions Reporting System on the date the initial installment of the cash portion of the annual retainer payment is to be made (generally the first day of each fiscal year). Under the Directors Stock Plan, each non-employee director is entitled to defer all or any part of the cash portion of his or her retainer or committee fees by electing to receive additional restricted shares of Common Stock valued at the closing price of the Common Stock on the date the cash portion of the retainer or fees would otherwise be paid. Directors are reimbursed for all reasonable expenses associated with attending board and committee meetings and otherwise relating to their director duties. Directors are eligible to obtain up to $5,000 in matching charitable gifts.

Under the Directors Stock Plan, each non-employee director is granted an option to purchase 10,000 shares of Common Stock effective concurrently with the director’s election to our Board. Following the completion of one year of service on the Board, each non-employee director is granted an option to purchase 5,000 shares of Common Stock immediately after each Annual Meeting of Shareowners of the Corporation. The exercise price for all options granted under the Directors Stock Plan are set at the closing price of the Common Stock on the New York Stock Exchange-Composite Transactions Reporting System on the date of grant, and the options become exercisable in three substantially equal installments on the first, second and third anniversaries of the grant date.

The structure of director compensation in 2006 is contemplated to be changed in several ways. The automatic grant of stock options upon election to the Board and annually thereafter following the Annual Meeting is proposed to be replaced with grants of restricted stock units at such times, in accordance with the proposal to approve the 2006 Long-Term Incentives Plan as set forth later in this proxy statement. In addition, if the 2006 Long-Term Incentives Plan is approved, half of the annual retainer fee paid to directors would no longer be paid in restricted stock, and instead each non-employee director would be provided an opportunity to elect in advance to defer all or a portion of the cash retainer fee and committee fees by electing to receive restricted stock units valued at the closing price of the Common Stock on the date the fees would otherwise be paid.

Mr. Beall receives, in addition to the standard non-employee director retainer fees described above, directly or indirectly approximately $20,000 per month for office, telecommunication and administrative services. Payment for these office, telecommunication and administrative services are benefits granted by Rockwell International Corporation (now known as Rockwell Automation, Inc.) (“Rockwell”) that were assumed by us in our spin-off from Rockwell (the “Distribution”) and are not compensation for services provided to us as a director. Mr. Beall also receives various retirement benefits (principally defined benefit pension, 401(k) savings plan distributions and deferred compensation payouts) associated with his years of service with Rockwell that were assumed by us in the Distribution.

Director Stock Ownership Guidelines

Each non-employee director is required to own shares of Common Stock with a market value of at least two times the annual retainer amount within four years of joining the Board of Directors.

Director Nominations

The Board Nominating and Governance Committee is responsible for identifying individuals who meet the Board’s membership criteria, and recommending to the Board the election of such individuals. The Committee identifies qualified candidates in many ways including utilizing outside search firms and by receiving suggestions from directors, management and shareowners. Shareowners wishing to recommend director candidates for consideration by the Committee can do so by writing to the Board Nominating and Governance Committee, c/o the Secretary of the Corporation at our corporate headquarters in Cedar Rapids, Iowa, giving the candidate’s name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. In addition to recommending nominees to the Committee, shareowners may also propose nominees for consideration at shareowner meetings. These nominee proposals must be timely provided and otherwise meet the requirements set forth in our By-Laws. See “Shareowner Proposals for Annual Meeting in 2007” set forth later in this proxy statement.

The Committee evaluates the qualifications of candidates properly submitted by shareowners under the same criteria and in the same manner as potential nominees identified by the Corporation. Director candidates are reviewed by the Committee as part of the Committee’s Charter against various general guidelines set forth in the Board Membership Criteria, a copy of which can be found at www.rockwellcollins.com under the Investor Relations tab. In addition to the general guidelines, the Committee has identified the following minimum qualifications for Board membership: Each nominee for director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy setting, have a reputation for working constructively with others, have sufficient time available to devote to the affairs of the Corporation, be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director, and be under the age of 70 as of the meeting of shareowners for which he or she will stand for election.

Communicating with Board Members

As discussed above, the Chair of the Executive Committee generally presides as the chair at regular executive sessions of our non-management directors. Any shareowner or other interested party who has a concern or inquiry regarding the Board’s oversight of our company may communicate directly with this presiding director by sending an email to presidingdirector@rockwellcollins.com or writing to: Presiding Director, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52498. Communications may also be sent to non-employee directors, as a group or individually, by sending an email to boardofdirectors@rockwellcollins.com or by writing to Board of Directors (or one or more directors by name), Attn: Corporate Secretary, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52498. Upon receipt of any communication, the Corporate Secretary will determine the nature of the communication and, as appropriate, facilitate direct communication with the appropriate director.

CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS

There are no material transactions or other relationships between us and our directors, executive officers or principal shareowners (or any persons or entities affiliated with them), except for director and executive officer compensation and Mr. Beall’s Rockwell benefits assumed by us, as described above under the heading “Corporate Governance; Board of Directors and Committees – Compensation of Directors”.

Ms. Davis joined McLeodUSA in August 2001 as Chief Operating and Financial Officer and as a director of the company to effect a turnaround. On January 31, 2002 McLeodUSA filed for a pre-negotiated restructuring under Chapter 11 of the Federal Bankruptcy Code. The bankruptcy court approved the restructuring plan on April 5, 2002 and McLeodUSA emerged from Chapter 11 on April 16, 2002. On October 28, 2005 McLeodUSA filed for another pre-negotiated restructuring under Chapter 11 of the Federal Bankruptcy Code. Ms. Davis ceased to be an executive officer of McLeodUSA in August 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and other requirements of the New York Stock Exchange and applicable law and which consists entirely of directors who have been deemed “audit committee financial experts” (as defined by applicable Securities and Exchange Commission rules) by our Board, has furnished the following report:

We assist the Board of Directors in overseeing and monitoring the integrity of the Corporation’s financial reporting process, compliance with legal and regulatory requirements and the quality of the internal and external audit processes. Our role and responsibilities are set forth in a written Charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. We review and reassess the Charter periodically and recommend any changes to the Board for approval.

We are responsible for overseeing the Corporation’s overall financial reporting process. In fulfilling our responsibilities for the financial statements for fiscal year 2005, we:

•	Reviewed and discussed the audited financial statements for fiscal year 2005 with management and Deloitte & Touche LLP (“Deloitte”), the Corporation’s independent auditors;

•	Reviewed and discussed management’s report and Deloitte’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	Discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Deloitte regarding its independence as required by Independence Standards Board Standard No. 1. We discussed with Deloitte its independence, and considered whether the provision of non-audit services by Deloitte is compatible with maintaining its independence. All audit and non-audit services provided to the Corporation in fiscal year 2005 by Deloitte were pre-approved by us.

Based on our review of the audited financial statements and discussions with management and Deloitte, we recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for fiscal year 2005 for filing with the SEC. The Audit Committee also has reviewed the performance and independence of Deloitte and recommends that shareowners approve the selection of Deloitte as the Corporation’s independent auditors for fiscal year 2006.

Audit Committee

Joseph F. Toot, Jr., Chairman

Anthony J. Carbone

Richard J. Ferris

EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareowners

The following table provides information about each shareowner known to us to own beneficially more than 5% of the outstanding shares of our Common Stock and information about the ownership of Common Stock under our Savings Plans.

Name and Address of Beneficial Owner	Shares	Percent of Class(1)

Barclay Global Investor International 45 Fremont Street San Francisco, CA 94105(2)	10,928,294	6.32%

Fidelity Management Trust Company Boston, MA (as trustee under Rockwell Automation’s Savings Plans)(3)	9,482,079	5.48%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(4)	7,120,768	4.12%

Fidelity Management Trust Company Boston, MA (as trustee under our Savings Plans)(5)	6,099,912	3.53%

(1)	Percent of class calculation is based on 173,026,753 shares of Common Stock outstanding as of December 9, 2005.

(2)	This information is based on a Schedule 13F filed with the SEC by this shareowner reporting that it beneficially owned 10,928,294 shares of Common Stock as of September 30, 2005. In a Schedule 13G filed with the SEC in February 2005 reporting beneficial ownership data, the shareowner reported that it held sole voting power with respect to 10,348,214 shares of Common Stock and sole dispositive power with respect to 11,851,824 shares of Common Stock.

(3)	This information is based on data provided by the trustee as of December 9, 2005. Shares held by the trustee under these Savings Plans on account of the participants in such plans will be voted by the trustee in accordance with written instructions from the participants, or instructions given by the participant pursuant to our telephone or Internet voting procedures, and where no instructions are received, the trustee has no voting power.

(4)	This information is based on a Schedule 13F filed with the SEC by this shareowner reporting that it beneficially owned 7,120,768 shares of Common Stock as of September 30, 2005. In a Schedule 13G/A filed with the SEC in February 2005 reporting beneficial ownership data, the shareowner reported that it held sole voting power with respect to 2,963,917 shares of Common Stock and sole dispositive power with respect to 13,999,453 shares of Common Stock.

(5)	This information is based on data provided by the trustee as of December 9, 2005. Shares held by the trustee under these Savings Plans on account of the participants in such plans will be voted by the trustee in accordance with written instructions from the participants, or instructions given by the participant pursuant to our telephone or Internet voting procedures, and where no instructions are received, the trustee will vote such shares in the same proportion on each issue as it votes those shares for which it has received voting instructions from participants.

Management Equity Ownership

The following table shows the beneficial ownership, reported to us as of December 1, 2005, of our Common Stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each executive officer listed in the table on the next page and of such persons and other executive officers as a group.

	Beneficial Ownership on December 1, 2005
Name	Shares(1)		Percent of Class(2)
Clayton M. Jones	1,386,773	(3,4)	—	*
Donald R. Beall	553,177	(4,5,6)	—	*
Anthony J. Carbone	26,729	(4,5)	—	*
Michael P.C. Carns	23,684	(4,5)	—	*
Chris A. Davis	21,185	(4,5)	—	*
Richard J. Ferris	25,849	(4,5)	—	*
Cheryl L. Shavers	16,298	(4,5)	—	*
Joseph F. Toot, Jr.	40,618	(4,5)	—	*
Robert M. Chiusano	310,821	(3,4,7)	—	*
Gregory S. Churchill	272,166	(3,4)	—	*
Patrick E. Allen	130,632	(3,4)	—	*
Gary R. Chadick	146,476	(3,4)	—	*
All of the above and other executive officers as a group (20 persons)	3,399,812	(3,4,5,6,7,8)	2

*	Less than 1%

(1)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)	The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3)	Includes shares held under our Savings Plan as of December 1, 2005. Does not include 6,519 share equivalents for Mr. Jones, 3,344 share equivalents for Mr. Chiusano, 591 share equivalents for Mr. Churchill, 113 share equivalents for Mr. Allen, 541 share equivalents for Mr. Chadick and 12,607 share equivalents for the group, held under our Supplemental Savings Plan as of December 1, 2005. These share equivalents under the Supplemental Savings Plan are settled in cash in connection with retirement or termination of employment and may not be voted or transferred.

(4)	Includes shares which may be acquired upon the exercise of outstanding stock options that are or will become exercisable within 60 days as follows: 1,308,548 for Mr. Jones, 319,549 for Mr. Beall, 14,999 for Mr. Carbone, 14,999 for Mr. Carns, 14,999 for Ms. Davis, 14,999 for Mr. Ferris, 11,666 for Ms. Shavers, 19,375 for Mr. Toot, 295,238 for Mr. Chiusano, 255,398 for Mr. Churchill, 122,326 for Mr. Allen, 135,610 for Mr. Chadick and 2,901,214 for the group.

(5)	Includes 21,154 shares for Mr. Beall, 11,730 shares for Mr. Carbone, 8,685 shares for Mr. Carns, 6,186 shares for Ms. Davis, 10,850 shares for Mr. Ferris, 4,632 shares for Ms. Shavers and 6,625 shares for Mr. Toot granted as restricted stock as compensation for services as directors.

(6)	Includes 64,115 shares for Mr. Beall and 66,612 shares for the group held under Rockwell’s Savings Plan as of December 1, 2005.

(7)	Includes 10,154 shares held by the trust of Mr. Chiusano’s spouse.

(8)	Includes 1,170 shares under our Savings Plan and 1,711 shares under Rockwell’s Savings Plan held by an executive officer’s spouse as of December 1, 2005.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation, from all sources, of our chief executive officer and our other four most highly compensated executive officers at September 30, 2005 (the “Named Executive Officers”) for services rendered in all capacities to us and our subsidiaries for the fiscal years noted.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation		All Other Compensation (6)
Name and Principal Position	Year	Salary(1)	Bonus(2)	Other Annual Compensation(3)	Stock Options (Shares)(4)	Long-Term Incentive Payouts(5)
Clayton M. Jones Chairman, President and CEO	2005 2004 2003	$802,500 750,000 700,000	$1,605,000 1,430,300 525,000	$34,750 34,826 32,678	185,000 250,000 —	$972,000 — 2,475,000	$48,150 45,000 42,000

Robert M. Chiusano EVP and COO, Commercial Systems	2005 2004 2003	412,075 358,250 331,250	520,000 425,000 142,000	27,454 31,666 27,834	74,000 100,000 —	405,000 — 843,750	24,725 62,104 19,875

Gregory S. Churchill EVP and COO, Government Systems	2005 2004 2003	388,575 320,250 285,000	490,000 381,000 135,000	21,940 24,747 23,229	74,000 100,000 —	405,000 — 677,250	23,019 18,038 17,100

Gary R. Chadick SVP, General Counsel and Secretary	2005 2004 2003	320,825 294,500 280,000	325,000 282,000 110,000	27,287 27,201 24,200	37,000 50,000 —	202,500 — 479,250	19,250 17,670 16,800

Patrick E. Allen(7) SVP and CFO	2005 2004 2003	289,400 228,625 221,450	330,000 195,000 66,500	21,731 21,919 21,829	49,000 19,000 —	76,950 — 213,750	18,400 13,698 16,719

(1)	Includes amounts deferred by the executives.

(2)	Amounts awarded, even if deferred, under our annual incentive compensation plans for each fiscal year.

(3)	Includes the aggregate incremental cost to us of providing perquisites and personal benefits to the Named Executive Officers for each of the last three years. The amounts reported in this column that represent at least 25% of the total amounts reported are as follows: Mr. Jones $25,200 in 2005, $25,200 in 2004, $25,200 in 2003 for automobile allowance; Mr. Chiusano $20,400 in 2005, $20,400 in 2004, $20,400 in 2003 for automobile allowance; Mr. Churchill $20,400 in 2005, $20,400 in 2004, $20,400 in 2003 for automobile allowance; Mr. Chadick $20,400 in 2005, $20,400 in 2004, $20,400 in 2003 for automobile allowance; and Mr. Allen $19,800 in 2005, $18,000 in 2004, $18,000 in 2003 for automobile allowance.

(4)	References to “stock options” relate to awards of options under our 2001 Long-Term Incentives Plan.

(5)	Cash and market value of Rockwell Collins common stock issued in respect of performance units granted under long-term incentive plans for the multi-year performance period ended September 30, of such fiscal year.

(6)	Amounts contributed or accrued for the Named Executive Officers under the Rockwell Collins savings plans and the related supplemental savings plans, and Rockwell Collins deferred compensation plans. Includes $40,609 in 2004 for cashing out an accrued benefit for additional payroll under a company provided service award program for Mr. Chiusano.

(7)	Mr. Allen was promoted to SVP and CFO effective January 2005.

Employment Contracts and Termination of Employment and Change of Control Arrangements

We do not generally enter into employment contracts with our executive officers. The executives serve at the will of the Board. This approach allows us to remove an executive officer prior to retirement whenever it is in the best interest of the Corporation, with discretion on whether to provide any severance package (excluding vested benefits). Similarly, we generally do not enter into severance agreements with executive officers when they are hired or promoted. On the rare occasion when an executive officer is removed, the Corporation exercises its business judgment in approving any appropriate separation agreement in light of all relevant circumstances, including the individual’s term of employment, past accomplishments and reasons for separation.

We have entered into change of control employment agreements with each of the Named Executive Officers and with certain other executives. Each employment agreement is set to expire in June 2009 and becomes effective upon a “change of control” of the Corporation during the term. Each employment agreement provides for the continuing employment of the executive for three years after the change of control on terms and conditions no less favorable than those in effect before the change of control. After a change of control, if the executive’s employment is terminated by us without “cause” or if the executive terminates his or her own employment for “good reason” within that three year period, the executive is entitled to severance benefits equal to a multiple of his or her annual compensation, including bonus, and continuation of other retirement, health and welfare benefits for a number of years equal to the multiple. The multiple is 3 for each of the Named Executive Officers and 3 or 2 for the other executives. In addition, if the executive terminates his or her own employment for any reason during the 30-day window period beginning one year after the change of control, the executive is entitled to fifty percent of these severance benefits. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on these change of control payments, unless the safe harbor amount above which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax. In addition to the change of control agreements, our long-term incentive agreements also include accelerated vesting and accelerated payout provisions in the event of a change of control of the Corporation.

O PTION GRANTS

Shown below is further information on grants to the Named Executive Officers of options to purchase Common Stock pursuant to our 2001 Long-Term Incentives Plan during fiscal year 2005, which are reflected in the Summary Compensation Table above.

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (Shares) (1)	Percentage of Total Options Granted to the Corporation’s Employees in Fiscal 2005	Exercise or Base Price (Per Share)	Expiration Date	Grant Date Present Value (2)
Clayton M. Jones	185,000	14.2%	$36.55	November 2, 2014	$1,842,600
Robert M. Chiusano	74,000	5.7%	36.55	November 2, 2014	737,040
Gregory S. Churchill	74,000	5.7%	36.55	November 2, 2014	737,040
Patrick E. Allen	49,000	3.8%	36.55	November 2, 2014	488,040
Gary R. Chadick	37,000	2.8%	36.55	November 2, 2014	368,520

(1)	Granted on November 2, 2004 and exercisable in three substantially equal annual installments beginning November 2, 2005.

(2)	Valued under a binomial lattice option pricing model which produces a per share option fair value of $9.96 for the grants, using the following assumptions and inputs: options exercised after 5 years, expected stock price volatility of 0.30, dividend yield of 1.50% and interest rate of 3.54%, which was the zero coupon 5-year Treasury bond rate at the date of grant. The actual values, if any, that the executive officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

The binomial lattice option pricing model, on which the fair value of the stock options granted to the Named Executive Officers is based, attempts to portray the fair value of an option at the date of grant. While the options have no value if the stock price does not increase, were we to use the binomial value of $9.96 to estimate possible future gains on the options granted on November 2, 2004 to derive a future stock price at the end of the 5-year period when it is assumed the options would be exercised, the shareowners of the approximately 177 million shares outstanding on the grant date of those options (assuming that number of shares remains outstanding) would realize aggregate appreciation of approximately $2.1 billion compared to aggregate appreciation on the options for the Named Executive Officers of approximately $5.0 million.

LONG-TER M INCENTIVES PLAN-AWARDS IN LAST FISCAL YEAR

The following table provides information on multi-year performance units, denominated in cash, awarded under our 2001 Long-Term Incentives Plan to the Named Executive Officers during fiscal year 2005.

		Estimated Future Payouts Under Non-Stock Price-Based Plans (2)
	Performance or Other Period Until Maturation or Payout (1)	Threshold	Target	Maximum
Clayton M. Jones	FY05-FY07	$96,000	$600,000	$2,160,000
Robert M. Chiusano	FY05-FY07	40,000	250,000	900,000
Gregory S. Churchill	FY05-FY07	40,000	250,000	900,000
Patrick E. Allen	FY05-FY07	26,000	162,500	585,000
Gary R. Chadick	FY05-FY07	20,000	125,000	450,000

(1)	These awards cover the multi-year performance period specified in the table. Our Compensation Committee will determine after completion of the performance cycles ending on September 30, 2007, and consistent with the terms of the awards, whether the performance objectives have been achieved and the payout amounts, if any. Certain amounts are to be paid under the terms of the award in the event of a change of control of the Corporation during the performance period.
(2)	Amounts, if any, to be paid will depend on the level of achievement of our performance goals. If minimum performance criteria are not satisfied, no payouts will be made. Performance goals for the FY05-FY07 awards are based upon cumulative sales growth and return on sales, with a potential adjustment up or down by twenty percent depending on our total shareowner return measured against a group of peer companies.

AGGRE GATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table shows (i) exercises by the Named Executive Officers during fiscal year 2005 of options to purchase Common Stock granted under our 2001 Long-Term Incentives Plan or deemed to have been granted under our 2001 Stock Option Plan; and (ii) unexercised options to purchase Common Stock granted to the Named Executive Officers in fiscal year 2005 and prior years under such plans and held by them at September 30, 2005.

			Number of Unexercised Options Held At September 30, 2005(1)		Value of Unexercised In-the-Money Options At September 30, 2005(1)(2)
	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Clayton M. Jones	—	—	1,163,548	399,968	$30,399,012	$6,327,792
Robert M. Chiusano	104,267	$2,672,829	237,238	152,743	5,767,355	2,417,336
Gregory S. Churchill	4,061	122,533	197,398	144,049	5,007,227	2,280,779
Patrick E. Allen	718	18,355	99,660	65,117	2,597,608	888,697
Gary R. Chadick	40,000	1,147,200	106,611	70,334	2,878,894	1,113,837

(1)	Includes options that were granted by Rockwell prior to the Distribution that were converted into options to purchase our Common Stock, on the same terms and vesting schedule as the Rockwell options but with adjustments to the exercise price and the number of shares for which such options are exercisable to preserve the aggregate intrinsic value of the options.
(2)	The value of unexercised options is based on the difference between the exercise price and the closing price of our Common Stock on September 30, 2005 ($48.32), the last trading day in fiscal year 2005.

RETIR EMENT BENEFITS

All of the Named Executive Officers participate in a defined benefit pension plan which qualifies under Section 401(a) of the Internal Revenue Code.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to executive officers, in the earnings and years of service classifications indicated, under our retirement plans on a noncontributory basis. The executive officers are covered by the same retirement plan that applies to most salaried employees, except for those executive officers hired after January 1, 1993 who are covered by an enhanced early build-up retirement benefit provision broadly available to the other plan participants hired before 1993. The retirement benefits reflect a reduction to recognize in part our cost of Social Security benefits related to service for us and Rockwell. The plans also provide for the payment of benefits to an employee’s surviving spouse or other beneficiary based upon the employee’s election at retirement. Employees and their beneficiaries receive reduced annual benefits if the surviving spouse or other beneficiary benefits apply.

	Estimated Annual Retirement Benefits for Retirements in 2006 For Years of Credited Service
Average Annual Earnings	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 or More Years
$250,000	$32,285	$64,601	$96,886	$102,526	$108,166	$113,806	$119,446
500,000	65,610	131,276	196,886	208,776	220,666	232,556	244,446
750,000	98,935	197,951	296,886	315,026	333,166	351,306	369,446
1,000,000	132,260	264,626	396,886	421,276	445,666	470,056	494,446
1,500,000	198,910	397,976	596,886	633,776	670,666	707,556	744,446

Covered compensation includes salary and annual bonus. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest five years of the ten years preceding retirement. Such average compensation as of September 30, 2005 for Mr. Jones was $1,193,560; for Mr. Chiusano was $491,691; for Mr. Churchill was $366,392; for Mr. Allen was $287,656; and for Mr. Chadick was $366,994. The credited years of service as of October 1, 2005 of Messrs. Jones, Chiusano, Churchill, Allen and Chadick are 26, 27, 25, 11 and 4 years, respectively.

Sections 401(a)(17) and 415 of the Internal Revenue Code can have the effect of limiting the benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, we have established a non-qualified supplemental pension plan which authorizes the payment of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

The Named Executive Officers also participate in or are eligible to participate in our non-qualified supplemental savings plan and deferred compensation plan. We have established a master rabbi trust relating to these non-qualified plans and the non-qualified pension plan. The master rabbi trust requires that, upon a change of control, we fund the trust in a cash amount equal to the unfunded accrued liabilities of these non-qualified plans as of such time.

We announced on August 7, 2003 that our U.S. qualified and non-qualified defined benefit pension plans would no longer accrue benefits for salary increases and service rendered after September 30, 2006. This change affects all our domestic pension plans covering salaried and hourly employees not covered by collective bargaining agreements, including the Named Executive Officers. Effective October 1, 2006 we will expand our defined contribution savings plan to include an additional company contribution for the affected employees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, which consists entirely of independent directors, has furnished the following report on executive compensation:

Compensation Philosophy

We have developed and implemented compensation policies, plans and programs intended to provide competitive pay opportunity with actual rewards highly dependent on actual performance, consistent with our pay for performance philosophy. We set base salaries and incentive compensation to be competitive with other major U.S. industrial and peer companies. We consider the total compensation (earned or potentially available, including benefits) of each of the Named Executive Officers and the other designated senior executives in establishing each element of compensation. In our review, we consider the following: (1) industry, peer group and national surveys of other major U.S. industrial companies; (2) reports of the independent compensation consultants who advise us on our compensation programs in comparison with those of other companies which the consultants believe compete with us for executive talent; and (3) performance judgments regarding the past and expected future contributions.

Compensation for Fiscal Year 2005

The Committee has reviewed in detail each element of compensation for the Named Executive Officers and other designated senior executives. Based on the criteria we have established, we find their compensation to be appropriate, competitive and aligned with our pay for performance philosophy. The principal elements are summarized below:

• Base Salary — The adjusted base salaries of our senior executives, including the Named Executive Officers, were effective January 1, 2005 and determined by us after consultation with our independent compensation advisors. The recommended base salaries were based on data from industry, peer group and national surveys of other major U.S. industrial companies that are believed to compete with us for executive talent or that are comparable to us. In establishing adjusted salaries, we also took into consideration promotions to new positions, individual performance and the median market rate for each individual’s position.

• Annual Incentives — At the beginning of each year, after consultation with the Chief Executive Officer, we establish the goals and objectives that define the target levels of annual incentive compensation. These include measurable financial return and shareowner value creation objectives as well as long-term leadership goals that in part require more subjective assessments. We also establish annual target payouts for the individual executives based on levels of responsibilities and consultation with our independent compensation advisors. After the end of the fiscal year, we evaluate corporate performance against the pre-established goals and objectives and consider the results together with the contributions made by the individual executives in awarding annual incentive compensation.

We assessed the company’s fiscal year 2005 performance in November 2005 against pre-established incentive goals and objectives, evaluated the assessment by our Chief Executive Officer of individual performance of key employees other than himself, applied the pre-established criteria set for that year and granted annual incentive compensation awards (see the column headed “Bonus” in the Summary Compensation Table under Executive Compensation above) to the Named Executive Officers and other designated senior executives. The company’s financial performance against the earnings per share, sales and working capital goals for the year was outstanding. Earnings per share increased year over year by 32% and sales grew by 18%. Our quarterly average for working capital as a percentage of sales was reduced to 11% for fiscal year 2005. This level of performance resulted in payouts for participants at 200% of each person’s target (subject to adjustment for reporting unit and individual performance) based on the goals and objectives set for the fiscal year. Our Annual Incentive Compensation Plan for Senior Executive Officers (Senior Executive ICP), approved by shareowners at the 2002 Annual Meeting, provides for an IRS Section 162(m) compliant maximum amount for the awards that can be allocated each year to our Chief Executive Officer and to the other Named Executive Officers. The annual incentive awards for 2005 were well below the maximum allowed by the Senior Executive ICP.

• Long Term Incentives — Annually we evaluate the type of long-term incentives we believe are most likely to achieve our total compensation objectives. We have been providing long-term incentives through annual grants of stock options and multi-year performance unit awards, denominated in cash (cash LTIPs). We consider these stock option and cash LTIP grants to executives to be an important component of our pay for performance philosophy. The awards are designed to align management’s interests with those of our shareowners and to reward outstanding company performance. We believe that the stock option and cash LTIP grants serve as an important retention tool because the stock options vest in three equal installments over a three-year period and each cash LTIP is paid after a multi-year performance period.

At our November 2004 meeting, we provided for grants of stock options and three-year cash LTIPs to executives and other employees under our 2001 Long-Term Incentives Plan after consultation with our independent compensation advisors. We approved a design for the three-year cash LTIP that includes established targets for cumulative sales growth and return on sales over fiscal years 2005 through 2007 and a potential adjustment up or down by twenty percent depending on the company’s total return to shareowners measured against a group of peer companies.

At our June 2005 meeting, we decided that for fiscal year 2006 we will use fewer stock options as part of our long-term incentives and introduce multi-year performance shares. For 2006, our long-term incentive package will consist of 50% stock options, 25% performance shares and 25% performance units denominated in cash. Targets for fiscal years 2006 through 2008 will be based on cumulative sales growth and return on sales with a potential adjustment up or down by twenty percent depending on the company’s total return to shareowners compared to a group of peers. In addition, the performance goals for fiscal years 2006 through 2008 will be increased over prior cycles and the requirements for above-target payouts will be increased.

In November 2005, we determined the payouts for the three-year cash LTIP granted in November 2002 for the fiscal years 2003 through 2005. Based on the company’s performance during the three-year period for cumulative sales growth, return on sales and total return to shareowners against pre-established incentive goals, payments of 162% of target awards were made to approximately 130 executives of the company, including the Named Executive Officers, based on the formula established for the award.

Compensation of the Chief Executive Officer

Using the same methodology for determining the base salaries for the other senior executives (see Compensation for Fiscal Year 2005 – Base Salary above), in November 2004 we set Mr. Jones’ annual base salary at $820,000 effective January 1, 2005.

In determining Mr. Jones’ annual incentive for fiscal year 2005, we assessed his individual performance against his personal goals and the enterprise goals for fiscal year 2005 and otherwise used the same performance goals and objectives as for the other four Named Executive Officers (see Compensation for Fiscal Year 2005 – Annual Incentives above). The company’s performance against goals and objectives for fiscal year 2005 resulted in payouts for participants at 200% of each person’s target (subject to certain adjustments) and based upon our assessment methodology, in November 2005 we determined Mr. Jones’ annual incentive payout at 200% of target. The cash compensation package was determined by us after consultation with our independent compensation consultant and without any recommendation from management.

We granted stock options and a multi-year cash LTIP to Mr. Jones in November 2004 commensurate with his level of responsibility and consistent with the same criteria as the other Executive Officers.

In accordance with the terms of the three-year cash LTIP covering fiscal years 2003 through 2005, and based on the same award formula as for approximately 130 other executives, the payout for the cash LTIP award for Mr. Jones was made at 162% of his target award.

Executive Stock Ownership Guidelines

We believe that senior executives should have a significant equity interest in the company. To promote equity ownership and further align the interests of senior executives with the company’s shareowners, we adopted ownership guidelines for senior executives. These guidelines require that each executive officer own shares of company common stock with a market value of at least a specified multiple of their salary within a time period of four years. The requirements are 3 times salary for the CEO, 1.5 times salary for the COOs and CFO, and 1 times salary for other executive officers. Each of the Named Executive Officers has exceeded his ownership guideline in advance of the time required, except one recently promoted Named Executive Officer.

Compensation Deductibility

Under Internal Revenue Code Section 162(m), a publicly held company may not deduct in any taxable year compensation in excess of one million dollars paid in that year to its chief executive officer and its other four most highly compensated executive officers unless the compensation is “performance based.” Awards under the Senior Executive ICP, grants of stock options and grants of LTIPs are designed to be “performance based” compensation. Since we retain discretion with respect to base salaries and certain other compensation awards, those elements would not qualify as “performance based” compensation for these purposes. For fiscal year 2005, we believe that all of the compensation for the Named Executive Officers is deductible under this tax code provision.

Compensation Committee

Richard J. Ferris, Chairman

Joseph F. Toot, Jr.

Chris A. Davis

SHAREOWNER RETURN PERFORMANCE PRESENTATION

Comparison of Fifty-One-Month Cumulative Total Return

Rockwell Collins, Inc., S&P Composite-500, S&P Aerospace and Defense

The cumulative total returns on our Common Stock and each index as of the dates set forth below and plotted in the above graph are as follows:

	Cumulative Total Returns
	7/2/01	9/30/01	9/30/02	9/30/03	10/01/04	9/30/05
Rockwell Collins, Inc.	$100.00	$60.28	$94.77	$110.83	$168.52	$217.12
S&P Composite-500	100.00	84.47	67.17	83.55	95.13	106.79
S&P Aerospace and Defense	100.00	81.69	90.15	91.98	123.09	142.76
Closing market price at specified date	23.66	14.20	21.94	25.25	37.91	48.32

PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP (“Deloitte”) as our auditors for fiscal year 2006, subject to the approval of our shareowners. Deloitte has acted as our auditors since our inception as a public company in June 2001.

Before the Audit Committee selected Deloitte, it carefully considered the qualifications of that firm, including their prior performance and their reputation for integrity and for competence in the fields of accounting and auditing. Representatives of the auditors are expected to be present at the annual meeting and they will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

The aggregate fees billed by Deloitte in fiscal years 2005 and 2004 were as follows (in thousands):

	2005	2004
Audit Fees (1)	$2,925	$2,092
Audit-Related Fees (2)	263	442
Tax Fees (3)	389	868
All Other Fees	0	0

Total	$3,577	$3,402

(1)	For professional services performed by Deloitte for the audit of our annual financial statements, assessment of our internal controls over financial reporting and review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	For assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. This includes: employee benefit and compensation plan audits (including $162,000 in 2005 and $156,000 in 2004 for services performed for and paid by the plans); attestations by Deloitte that are not required by statute or regulations; and consulting on financial accounting and reporting standards.

(3)	For tax compliance services, including preparation of original and amended tax returns, refund claims, tax audit assistance and tax work stemming from audit-related items ($239,000 in 2005 and $646,000 in 2004) and tax planning services including research and advice on federal, state and international tax matters ($150,000 in 2005 and $222,000 in 2004).

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a pre-approval policy requiring it to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all the fiscal year 2005 services provided by Deloitte. The Audit Committee also pre-approved in November 2005 certain audit and non-audit services contemplated to be performed by Deloitte in fiscal year 2006. The pre-approval policy requires that the details be provided to the Audit Committee of the particular service or category of service contemplated to be performed and such services are generally subject to a specific budget. The Audit Committee may also pre-approve separately services to be performed on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members, but not to management. Any pre-approvals by a member under this delegation are to be reported to the Audit Committee at its next scheduled meeting. Management and Deloitte are required to periodically report to the Audit Committee on the extent of the services provided by Deloitte pursuant to the pre-approval, including the fees for the services performed to date.

The Board of Directors recommends that you vote “FOR” the selection of Deloitte & Touche LLP as our auditors, which is presented as item (2) on the accompanying proxy card.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of September 30, 2005, about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including our 2001 Stock Option Plan, 2001 Long-Term Incentives Plan (2001 Plan) and Directors Stock Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b)Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)(3)	10,428,367	$26.52	10,989,298
Equity compensation plans not approved by security holders	None	None	None

Total(4)	10,428,367	$26.52	10,989,298

(1)	Columns (a) and (b) and a portion of column (c) relate to our 2001 Long-Term Incentives Plan, 2001 Stock Option Plan and Directors Stock Plan. Column (c) also includes shares available under our Employee Stock Purchase Plan (ESPP), which allows all of our domestic employees to have withheld up to 15 percent of their base compensation toward the purchase of our Common Stock. Prior to June 1, 2005, shares could be purchased at six-month intervals at 85 percent of the lower of the fair market value on the first or the last day of the six month offering period. Effective June 1, 2005, the ESPP was amended whereby shares are purchased each month by participants at 95 percent of the fair market value on the last day of the month. Under this plan, 4.9 million shares are available as of September 30, 2005 for future grant. This plan was approved by our sole shareowner at the time, Rockwell, prior to the Distribution.

(2)	Our 2001 Stock Option Plan was approved by our sole shareowner at the time, Rockwell, prior to the Distribution. Options to purchase 12.9 million shares of our Common Stock were issued under this plan in connection with the conversion of Rockwell options in the Distribution. No further stock options may be granted under this plan.

(3)	Upon shareowner approval of the 2006 Long-Term Incentives Plan (2006 Plan), awards for no more than an aggregate of 500,000 additional shares will be granted under the 2001 Long-Term Incentives Plan (2001 Plan), and the Directors Stock Plan. For a discussion of the 2006 Plan, refer to “Proposal to Approve the 2006 Long-Term Incentives Plan.”

(4)	As of December 2, 2005, there were outstanding 10,738,577 options to purchase shares of our common stock, with a weighted average stock price of $27.40 per share, and weighted average term to expiration of 5.9 years. As of the same date, there were outstanding 119,854 restricted shares and 76,499 performance shares at target levels (or 183,598 performance shares at maximum levels).

PROPOSAL TO APPROVE THE 2006 LONG-TERM INCENTIVES PLAN

A proposal will be presented at the meeting to approve the Corporation’s 2006 Long-Term Incentives Plan (2006 Plan), which was adopted by the Board of Directors on November 17, 2005, subject to approval by the shareowners of the Corporation. The complete text of the 2006 Plan is set forth in Appendix B to this proxy statement, and shareowners are urged to review it together with the following information about certain material features of the 2006 Plan, which is qualified in its entirety by reference to Appendix B. The 2006 Plan would replace the 2001 Plan and the Directors Stock Plan, each of which has been previously approved by the shareowners of the Corporation.

The 2006 Plan includes the following features:

•	Maximum of eleven million shares of Common Stock (Shares) are available for issuance for awards, with each share issued pursuant to an award of restricted stock, restricted stock units, performance shares and performance units counting as three Shares against this limit;

•	Flexibility to grant a variety of awards to employees and non-employee directors, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units;

•	Limits on the maximum number of Shares available for awards and the maximum amount of cash payable with respect to performance units to a single participant during any three years;

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant;

•	Each non-employee director will receive a grant of 1,500 restricted stock units annually after the Annual Meeting and each new non-employee director will receive an initial grant of 3,000 restricted stock units;

•	To facilitate share ownership, non-employee directors may also elect to receive restricted stock units in lieu of all or a specified portion of their regular annual cash retainer or other fees based on the fair market value of the Shares on the date any regular annual cash retainer or other fee would otherwise be paid; and

•	A shareowner approval requirement for any amendment that shall increase the number of Shares available for awards under the 2006 Plan, materially increase the benefits accruing to participants under the 2006 Plan or otherwise make any material revision to the 2006 Plan, or otherwise be effective to the extent such approval is necessary to comply with any tax or regulatory requirement applicable to the 2006 Plan, including applicable requirements of the New York Stock Exchange.

No awards have been made under the 2006 Plan. As of December 2, 2005, there were outstanding options to purchase 10,738,577 Shares, 119,854 Shares of restricted stock and 76,499 performance shares at target levels (or 183,598 performance shares at maximum levels) under the 2001 Long-Term Incentives Plan (2001 Plan), 2001 Stock Option Plan and Directors Stock Plan. Outstanding awards under these Plans will continue in accordance with the terms and conditions of such awards and such Plans. No further grants may be made under the 2001 Stock Option Plan and, upon shareowner approval of the 2006 Plan, awards for no more than an aggregate of 500,000 additional Shares will be granted under the 2001 Plan and the Directors Stock Plan.

Under the 2006 Plan, the number of Shares that may be delivered upon exercise of options or upon grant or in payment of other awards under the 2006 Plan may not exceed eleven million Shares. For purposes of determining the Share reserve for the 2006 Plan as well as the limit on awards to a single participant, each Share issued pursuant to an award of restricted stock, restricted stock units, performance shares or performance units shall count as three Shares. Under the 2006 Plan, no single participant may receive, during any consecutive three year period as an annual average awards for more than 600,000 stock options and stock appreciation rights (measured by the number of Shares underlying such stock options and stock appreciation rights), shares of restricted stock, restricted stock units, performance shares or any combination thereof. In addition, the maximum amount of compensation that may be paid to any one participant with respect to performance units shall not exceed an average of $10 million per year during any consecutive three-year period. Shares to be delivered under the 2006 Plan may be either authorized but unissued shares of Common Stock or treasury shares. On December 1, 2005, the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions was $46.38.

The 2006 Plan will be administered by the Compensation Committee (the Committee), which consists of three members of the Board of Directors. In order to meet the requirements of Internal Revenue Code Section 162(m), however, no member of the Committee who is not an “outside director” as defined for purposes of that section and regulations thereunder will participate in the Committee’s action on proposed grants under the 2006 Plan.

The persons to whom grants are made under the 2006 Plan (Participants) will include non-employee directors and employees (or leased employees) otherwise selected from time to time by the Committee in its sole discretion from among employees (or leased employees) of the Corporation and its subsidiaries. In selecting Participants and determining the type and amount of their grants, the Committee may consider recommendations of an independent compensation consultant and the Chief Executive Officer of the Corporation and will take into account such factors as the Participant’s level of responsibility, performance, performance potential, level and type of compensation and potential value of grants under the 2006 Plan.

The 2006 Plan permits grants to be made from time to time as stock options, which may be incentive stock options eligible for special tax treatment or nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Any of these types of awards (except stock options or stock appreciation rights, which are deemed to be performance-based) may be granted as performance compensation awards intended to qualify as performance-based compensation for purposes of Section 162(m). In addition, the 2006 Plan authorizes the establishment of supplementary plans applicable to employees subject to the tax laws of countries outside the United States.

Because it is within the discretion of the Committee to determine which employees will receive grants under the 2006 Plan and the type and amount thereof, these matters cannot be specified at present. While all of the approximately 17,000 employees of the Corporation and its subsidiaries are eligible under the terms of the 2006 Plan to receive grants under the 2006 Plan, it is presently contemplated that grants under this plan will be made primarily to senior and middle managers and other professionals, including Mr. Jones and the other Named Executive Officers, which currently totals approximately 400 employees, as well as the non-employee directors of the Corporation.

2006 Plan Benefits

The awards to Participants under the 2006 Plan are generally to be made at the discretion of the Committee, or in the case of awards to the non-employee directors, at the discretion of the Board of Directors or the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan are not otherwise determinable at this time, and we have not included a table reflecting such benefits or awards. By way of background, please see “Executive Compensation”, “Option Grants”, “Long-Term Incentives – Awards in Last Fiscal Year” and “Compensation Committee Report on Executive Compensation” above for information regarding long-term incentive grants or awards to Named Executive Officers.

Awards

The 2006 Plan authorizes grants to Participants of stock options, which may be incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights,

restricted stock, restricted stock units, performance shares, performance units, or performance compensation awards.

(a) Stock Options. Under the provisions of the 2006 Plan authorizing the grant of stock options, (i) the option price may not be less than the fair market value of the Shares at the date of grant, (ii) stock options may not be exercised after ten years from the date of grant, (iii) the aggregate fair market value (determined as of the date the option is granted) of the Shares for which any employee may be granted incentive stock options, which are exercisable for the first time in any calendar year, may not exceed the maximum amount permitted under the Internal Revenue Code (presently $100,000), and (iv) at the time of exercise of a stock option, the option price must be paid in full in cash or in Shares or in a combination of cash and Shares. The 2006 Plan permits the Committee to prescribe in the award agreement for each grant any other terms and conditions of that grant, including exercisability upon termination of a Participant’s employment. Generally, options vest in three substantially equal annual installments beginning one year from the grant date.

(b) Stock Appreciation Rights. The 2006 Plan permits the grant of stock appreciation rights related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or the grant of stock appreciation rights separate and apart from the grant of an option (a freestanding SAR). Tandem SARs permit an optionee, upon exercise of such rights and surrender of the related option to the extent of an equivalent number of Shares, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the portion of the option so surrendered over the option price of such Shares. Freestanding SARs entitle the grantee, upon exercise of such rights, to receive a payment equal to the excess of the fair market value (on the date of exercise) of all or part of a designated number of Shares over the fair market value of such Shares on the date such rights were granted. Such payment may be made in Shares (valued on the basis of the fair market value of the Shares on the date of exercise of the stock appreciation rights), or in cash or partly in cash and partly in Shares, as the Committee may determine.

(c) Restricted Stock. The Committee may grant Shares, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals related to the performance of the Corporation, a business unit or the Participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, Shares of restricted stock have all the attributes of outstanding Shares, but the Committee may provide that dividends and any other distributions on the Shares be paid, accumulated, with or without interest, or reinvested in additional Shares during the restricted period. As and to the extent that Shares of restricted stock are no longer subject to forfeiture, certificates therefore and any dividends withheld by the Corporation will be delivered to the grantee.

(d) Restricted Stock Units. The Committee may grant restricted stock units, subject to specified restrictions, entitling Participants to a contractual right to receive at a specified future date an amount based on the fair market value of one or more Shares. These restricted stock units may accumulate dividend equivalents in cash, with or without interest, or in Share equivalents held subject to terms and conditions established by the Committee. Participants holding restricted stock units shall have no ownership interest in the Shares until and unless payment is actually made in Shares. Restricted stock units that become payable shall be settled in cash, Shares or a combination of cash and Shares, as determined by the Committee.

(e) Performance Shares. The Committee may grant performance shares denominated in Shares, the amount of which may be based on the achievement of one or more specific goals with respect to performance of the Corporation, a business unit or the Participant to whom the performance shares are granted over a specified period of time of at least one year. The payout of performance shares will be paid in Shares unless the Committee decides that payment should be in cash or a combination of cash, Shares or partly in cash and partly in Shares, as the Committee may determine.

(f) Performance Units. The 2006 Plan authorizes the Committee to grant performance units denominated in cash, the amount of which is based on the achievement of one or more specific goals with respect to the Corporation, a business unit or the Participant over a specified period of time of at least one fiscal year. Earned payouts of performance units, which may not exceed an average of $10 million per year during any consecutive three-year period for any one Participant, will be paid in cash, Shares or partly in cash and partly in Shares, as the Committee may determine.

(g) Performance Compensation Awards. The Committee may designate any award (other than a grant of stock options or stock appreciation rights, which are in any event deemed to be performance-based) at the time of its grant as a performance compensation award to qualify payment of the award under Section 162(m) of the Internal Revenue Code. If the Committee does so, it must establish a performance period, performance measure, performance goals and performance formula for the award within 90 days after the beginning of the performance period. The Committee may not adjust the performance measure, performance goals or performance period unless after any such adjustment the award would continue to qualify as performance-based compensation under Section 162(m). Under the 2006 Plan, performance measure is defined as one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit of the Corporation or both for a performance period: basic or diluted earnings per share; revenue; sales; operating income, earnings before or after interest, taxes, depreciation or amortization; return on capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; or total shareowner return.

Under the 2006 Plan, awards may not be granted after November 17, 2015.

Tax Matters

The following is a brief summary of advice received from counsel to the Corporation regarding the principal United States federal income tax consequences of benefits under the 2006 Plan under present laws and regulations:

(a) Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to the Corporation or the optionee. An optionee will not recognize taxable income, and the Corporation will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the Shares acquired over the option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the Shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the Shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, the Corporation will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

(b) Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequences to the Corporation or the optionee. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and the Corporation will be entitled to a deduction, equal to the difference between the option price and the fair market value of the Shares acquired at the time of exercise.

(c) Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Corporation or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any Shares received will constitute ordinary taxable income to the grantee. The Corporation will be entitled to a deduction in the same amount and at the same time.

(d) Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and the Corporation will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee will recognize ordinary taxable income in an amount equal to the fair market value of the Shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Corporation will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

(e) Restricted Stock Units. The grant of a restricted stock unit will not result in any immediate tax consequences to the Corporation or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the Shares or cash received at that time. The Corporation will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

(f) Performance Shares. The grant of a performance share will not result in any immediate tax consequences to the Corporation or the grantee. Upon payment of a performance share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the Shares or cash received at that time. The Corporation will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

(g) Performance Units. Any cash and the fair market value of any Shares received in connection with the grant of a Performance Unit under the 2006 Plan will constitute ordinary taxable income to the employee in the year in which paid, and the Corporation will be entitled to a deduction in the same amount subject to the limitations of Section 162(m) of the Internal Revenue Code.

(h) Payouts of Performance Compensation Awards. The designation of an award of restricted stock or the grant of a restricted stock unit, performance unit or performance share as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code.

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the Shares as reported in the New York Stock Exchange-Composite Transactions on the date of determination. Under the 2006 Plan, the amount of withholding to be paid in respect of options exercised through the cashless method in which Shares are immediately sold may be determined by reference to the price at which the Shares are sold.

Other

In the event any stock split or other change in or affecting the Shares occurs, the Board of Directors may make appropriate amendments to or adjustments in the 2006 Plan or grants made thereunder, including changes in the number of Shares which may be issued or transferred under the 2006 Plan and the number of Shares and price per Share subject to outstanding options and stock appreciation rights.

The 2006 Plan provides that, except as otherwise determined by the Committee, at the time of grant of an award, awards under the 2006 Plan will include a change of control contingency in order to maintain the rights of participants in the event of a change of control of the Corporation. The Committee presently intends to include (and it has been the Committee’s practice under the 2001 Plan and the Directors Stock Plan to include) such contingencies in most awards with the effect that in the event of a change of control of the Corporation, all outstanding stock options and stock appreciation rights then outstanding would become fully exercisable whether or not otherwise then exercisable; the restrictions on all Shares granted as restricted stock or restricted stock units would lapse; and all payouts of performance shares and performance units would be deemed to be fully earned based on assumed completion of all performance periods and attainment of all performance goals for the performance shares and performance units. The Committee determined in June 2005 that the payout level for performance shares and performance units awarded thereafter would, upon termination of employment after a change of control, be at the greater of 100% of target and the average actual percentage payout for the Corporation’s long-term incentive performance awards for the prior three completed performance periods (subject to a 240% maximum). A change of control as defined in the 2006 Plan is deemed to occur under similar circumstances as provided in Article III, Section 13(I)(1) of the Corporation’s By-Laws.

The Board of Directors may at any time amend, suspend or terminate the 2006 Plan or grants made thereunder. No such action may, however (except in making amendments and adjustments in the event of changes in or affecting Shares), (i) without the consent of the person affected, impair the rights of the holder of any award other than as provided for or contemplated in the award agreement or (ii) without the approval of shareowners, increase the number of Shares available for awards under the 2006 Plan, or materially increase the benefits accruing to participants under the 2006 Plan, or otherwise make any material revision to the 2006 Plan, or otherwise be effective to the extent that shareowner approval is necessary to comply with any tax or regulatory requirement applicable to the 2006 Plan, including applicable requirements of the New York Stock Exchange. Under present tax and regulatory requirements, shareowner approval would be required, among other things, to change the class of persons eligible to receive incentive stock options under the 2006 Plan. In no event may the Board or the Committee reprice underwater stock options or stock appreciation rights (those whose exercise price is greater than the fair market value of the Shares covered by the options or stock appreciation rights) by reducing the exercise price, canceling the awards and granting replacement awards or otherwise.

The Board of Directors recommends that you vote “FOR” the Proposal, which is presented as item (3).

PROPOSAL TO APPROVE THE 2006 ANNUAL INCENTIVE COMPENSATION PLAN FOR SENIOR EXECUTIVE OFFICERS

A proposal will be presented at the meeting to approve the Corporation’s 2006 Annual Incentive Compensation Plan for Senior Executive Officers (the “Senior Executive ICP”), which was approved by the Board of Directors on November 17, 2005, subject to approval by the shareowners of the Corporation. This Senior Executive ICP is set to replace for fiscal years beginning on or after September 30, 2006, the annual incentive compensation plan for senior executive officers that became effective in 2001 and was approved by the shareowners of the Corporation at the 2002 Annual Meeting of Shareowners. If not approved by the shareowners at the meeting, no award may be paid under the Senior Executive ICP after the date of the meeting. The complete text of the Senior Executive ICP is set forth in Appendix C to this proxy statement and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix C.

The purpose of the Senior Executive ICP is to preserve for the Corporation the current federal income tax deductibility of incentive compensation earned by the five officers of the Corporation whose compensation might not be deductible as a result of certain provisions of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code provides that a publicly owned corporation may not deduct compensation in excess of $1 million per year paid to a corporation’s chief executive officer and its four other most highly paid executive officers subject to certain exceptions. One exception is for performance based compensation paid pursuant to a shareowner-approved plan that satisfies certain conditions of Section 162(m), such as the Senior Executive ICP.

Eligibility. The Corporation’s Chief Executive Officer and four other executive officers designated each year by the Compensation Committee will be eligible to participate in the Senior Executive ICP.

Determination of Awards. Awards under the Senior Executive ICP will be allocated each year out of a “performance fund”, which shall be equal to 1.5% of the Corporation’s pre-tax segment operating earnings for that year, excluding extraordinary items, gains or losses on the disposal of a segment of a business, restructuring charges, income or loss from discontinued operations, cumulative effects of changes in accounting principles and other events or transactions of an unusual nature or that occur infrequently, all as defined by or determined in accordance with generally accepted accounting principles. Subject to the Compensation Committee’s right to reduce any participant’s allocation award as described below, the amount set aside under the Senior Executive ICP will be allocated to each participant as follows: 30% of the fund to the Chief Executive Officer, 20% of the fund to each of two Senior Executive Officers and 15% of the fund to each of two other Senior Executive Officers. Awards allocated to a participant will be paid to the participant in cash in a lump sum or in installments as determined by the Compensation Committee. The maximum potential award to any one participant under the Senior Executive ICP for any fiscal year is ten million dollars.

The Compensation Committee may reduce, but not increase, a participant’s award under the Senior Executive ICP based on such factors as the Compensation Committee may deem relevant. The Compensation Committee has reduced the participant award under the Senior Executive ICP in the past several years. The Committee has evaluated annual incentives for these participants on a basis consistent with the annual incentive plan for a broad group of key employees. After evaluating year-end corporate performance against pre-established goals and objectives and considering each participant’s contributions, the Committee has been approving the payout for each participant in the Senior Executive ICP at the lower of (1) the target bonus amount multiplied by the percentage payout based on company performance against pre-established goals determined consistent with the methodology for the broad group of key employees and (2) the amount determined consistent with the Senior Executive ICP methodology.

Administration. The Compensation Committee administers the Senior Executive ICP and has the authority to interpret the plan. The amount of the “covered employees performance fund” in any year is to be determined by the Corporation’s independent certified public accountants.

Amendment and Termination. The Compensation Committee may discontinue or terminate the Senior Executive ICP in whole or in part at any time and may amend the Senior Executive ICP in any respect at any time, subject to certain restrictions.

The Board of Directors recommends that you vote “for” the proposal, which is presented as item (4).

VOTE REQUIRED

The three nominees for election as directors to serve until the 2009 Annual Meeting of Shareowners who receive the greatest number of votes cast for the election of directors at the meeting by the holders of our Common Stock entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of our Common Stock present in person or represented by proxy and entitled to vote on the subject matter, a quorum being present, is necessary to approve the actions proposed in items (2), (3) and (4) of the accompanying Notice of 2006 Annual Meeting of Shareowners. The presence, in person or by proxy, of the holders of at least a majority of the shares of our Common Stock issued and outstanding on the record date set for the meeting is necessary to have a quorum for the annual meeting.

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all shareowners present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareowners vote “for”, “against” or abstain from voting (which will exclude broker non-votes), will be counted for purposes of determining the minimum number of affirmative votes required for approval of the actions proposed in items (2), (3) and (4) and the total number of votes cast “for” that matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors (assuming a quorum is present). Although broker non-votes would be entirely disregarded in determining the vote on any other matter, abstentions from voting have the same legal effect as a vote “against” any other matter even though the shareowner or interested parties analyzing the results of the voting may interpret such a vote differently.

OTHER MATTERS

The Board of Directors does not know of any other matters which may be presented at the meeting. Our By-Laws required notice by November 17, 2005 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in items (1) through (4) of the accompanying Notice of 2006 Annual Meeting of Shareowners, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of copies of such forms we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for fiscal year 2005, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all SEC filing requirements applicable to them under Section 16(a) of the Securities Exchange Act with respect to transactions during fiscal year 2005; except that Mr. Chiusano failed to timely report the transfer of equity securities to his wife’s trust and Ms. Mattai failed to timely report shares held by her spouse in Rockwell Automation’s savings plan.

ANNUAL REPORTS

Our 2005 Annual Report to Shareowners, including financial statements for fiscal year 2005, is being mailed to shareowners together with this Proxy Statement.

We will provide to shareowners, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year 2005, as filed with the SEC (without exhibits). Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of ten cents per page covering our costs. Written requests should be directed to us at 400 Collins Road NE, Cedar Rapids, Iowa 52498, Attention: Investor Relations.

Our 2005 Annual Report to Shareowners, our Form 10-K for fiscal year 2005 and this Proxy Statement are also available free of charge on our website at www.rockwellcollins.com. All reports we file with the SEC are also available free of charge via EDGAR through the SEC’s website at www.sec.gov.

SHAREOWNER PROPOSALS FOR ANNUAL MEETING IN 2007

To be eligible for inclusion in our proxy statement, shareowner proposals for our 2007 Annual Meeting of Shareowners must be received by us on or before August 22, 2006 at the Office of the Secretary at our corporate headquarters, 400 Collins Road NE, Cedar Rapids, Iowa 52498. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration of the shareowners at our 2007 Annual Meeting of Shareowners to notify our Secretary in writing at the address listed in the preceding sentence on or after October 10, 2006 and on or before November 9, 2006. If the number of directors to be elected to the Board at our 2007 Annual Meeting of Shareowners is increased and there is no public announcement by us naming all of the nominees for director or specifying the increased size of the Board on or before October 30, 2006, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following such public announcement by us.

EXPENSES OF SOLICITATION

The cost of the solicitation of proxies will be borne by us. In addition to the use of the mail, proxies may be solicited personally, or by telephone, facsimile or e-mail, by a few of our regular employees without additional compensation. We have engaged Georgeson Shareholder to assist in the solicitation of proxies for a base fee of $11,500, plus expenses. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

ELECTRONIC ACCESS OF PROXY MATERIALS

As an alternative to receiving printed copies of annual reports and proxy materials in future years, we offer shareowners the opportunity to receive annual report and proxy mailings electronically. One of our main goals is to maximize shareowner value. In addition to aligning our businesses to focus on the unique issues and needs of our customers, we are leveraging technology to maximize cost savings. By consenting to electronic access of future annual reports and proxy statements, you will help us reduce printing and postage costs.

To take advantage of this offer, please indicate your consent by following the instructions provided on the accompanying proxy card or as you vote by Internet or you can enroll at www.econsent.com/col/. Please have the proxy card you received in hand when making this election. If you own your shares through a broker or bank or other nominee, you may contact them directly to request electronic access. You must have access to a computer and the Internet and expect to have such access in the future to be eligible. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one. Each year you will receive information regarding the Internet website containing the annual report and proxy statement and voting instructions. If you consent to electronic access, you will be responsible for your usual telephone and Internet charges (e.g., online fees) in connection with the electronic access of the proxy materials and annual report.

Your consent to electronic access will continue to be effective until you revoke it. You may cancel your consent at no cost to you at any time by going to www.econsent.com/col/ and following the instructions or by contacting your broker, bank or other nominee.

GENERAL Q&A ABOUT THE MEETING

Why are you receiving this proxy statement?  We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Rockwell Collins, Inc. for use at the 2006 Annual Meeting of Shareowners to be held on February 7, 2006, and at any adjournments thereof. On or about December 20, 2005, we commenced mailing to our shareowners: (1) this proxy statement, (2) the accompany proxy card, and (3) a copy of our 2005 Annual Report to Shareowners.

What is a proxy?  A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?  This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully. In addition, you may obtain information about Rockwell Collins, Inc. from the 2005 Annual Report delivered with this proxy statement.

What is the purpose of the meeting?  The purpose of the 2006 Annual Meeting of Shareowners is to obtain shareowner action on the matters outlined in the notice of meeting included with this proxy statement. These matters include the election of three directors, approval of the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2006, approval of the 2006 Plan and approval of the Senior Executive ICP. This proxy statement provides you with detailed information about each of these matters.

Who can vote?  Shareowners of record as of the close of business on December 9, 2005 are entitled to vote. On that day, 173,026,753 shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How many shares are you entitled to vote?  The number of shares you own, which you are entitled to vote, are reflected on the proxy card and coded as follows: COM—common shares registered with our Transfer Agent; SAV PL—shares in the Rockwell Collins Savings Plans; AUTO SAV PL—shares in the Rockwell Automation Savings Plans; ESPP—shares in the Rockwell Collins employee stock purchase plan; or USA ESPP—shares in the United Space Alliance employee stock purchase plan. These designations apply only if you hold your shares through the Transfer Agent or these plans.

What is the difference between a record owner and an owner holding shares in “street name”?  If your shares are registered in your name, you are a record owner. If your shares are in the name of your broker or bank or other nominee, your shares are held in “street name”.

How do you vote if your shares are held in your name as a record owner?  You have a choice of voting by:

•	Internet;
•	Telephone;
•	Mail; or
•	In person at the Annual Meeting.

Voting on the Internet is easy and fast. Go to the website referenced on the enclosed proxy card and follow the instructions. Please have the proxy card in hand when going online. This vote will be counted immediately, and there is no need to send in the proxy card.

Voting by telephone is also simple and fast. Call the toll-free number on the proxy card and listen for further instructions. In order to respond to the questions, you must have a touch-tone phone and the proxy card in hand. This vote will be counted immediately, and there is no need to send in the proxy card.

If you are a shareowner of record, you can save us money by voting by telephone or on the Internet. Alternatively, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card. If you plan to attend the Annual Meeting, you can vote in person. In order to vote in person at the Annual Meeting, you will need to bring proper identification with you to the meeting. As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By filing a written notice of revocation with our Corporate Secretary;
•	By duly signing and delivering a proxy that bears a later date;
•	By subsequently voting by telephone or Internet as described above; or
•	By attending the Annual Meeting and voting in person.

How do you vote if your shares are held in “street name”?  If your shares are registered in the name of your broker or nominee, you should vote your shares using the method directed by that broker or other nominee. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible “street” name shareowners the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareowners whose banks or brokerage firms are participating in ADP’s program. If you plan to attend the Annual Meeting and to vote in person, you should contact your broker or nominee to obtain a broker’s proxy card and bring it, together with proper identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

How do you vote if you participate in our Direct Stock Purchase and Dividend Reinvestment Plan? Shareowners participating in the Wells Fargo, Shareowner Service Plus Plan that allows for direct stock purchases and dividend reinvestment are record owners, and Wells Fargo will vote the shares that it holds for the participant’s account only in accordance with the proxy returned by the participant to Wells Fargo, or in accordance with instructions given pursuant to our telephone or Internet voting procedures.

How do you vote shares held in the Rockwell Collins Savings Plans and the Rockwell Automation Savings Plans?  If you are a participant in the Rockwell Collins Savings Plans and/or Rockwell Automation Savings Plans, the portion of the voting card providing directions to the trustee will serve as the voting instruction card to the trustee of the plans for all shares of our Common Stock that you own through the plan(s).

Will your vote be confidential?  It is our policy to keep confidential the proxy cards, ballots and voting tabulations that identify individual shareowners, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The judges of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

What are your voting choices and what is the required vote?  By giving us your proxy, you authorize our senior management to vote your shares at the Annual Meeting or any adjournments thereof in the manner you indicate.

Proposal 1: Election of Directors.  With respect to the election of nominees for director, you may:

•	Vote “for” the election of all of the nominees for director named in this proxy statement;
•	“Withhold” authority to vote for all of the nominees; or
•	Withhold authority to vote for any individual nominee by writing that nominee’s number in the space provided.

If a quorum is present at the Annual Meeting, the three nominees receiving the greatest number of votes will be elected to serve as directors. Because of this, non-voted shares and shares whose votes are withheld will not affect the outcome of the election for directors. Shareowners may not vote for more than three nominees.

Proposal 2, 3 and 4: Approval of Selection of Auditors, Approval of the 2006 Plan and Approval of the Senior Executive ICP.  With respect to the proposal to approve the actions proposed in each of these items, you may:

•	Vote “for” the proposal;
•	Vote “against” the proposal; or
•	“Abstain” from voting on the proposal.

If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on each of these proposals will be required to approve each of these proposals. Because of this, a vote to abstain from voting on any of these matters will have the effect of a vote against such matter.

What does it mean if you receive more than one proxy card?  If you receive more than one proxy card, it likely means you have multiple accounts with brokers, our savings plans and/or our transfer agent. Please vote all of these shares.

Where can you find the voting results of the Annual Meeting?  We intend to announce the preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

December 12, 2005

Appendix A

ROCKWELL COLLINS, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee has been constituted by the Board for the purpose of overseeing (1) the accounting and financial reporting processes of the Corporation, (2) the integrity and audits of the financial statements of the Corporation, (3) the compliance by the Corporation with legal and regulatory requirements, (4) the qualifications and independence of the Corporation’s independent auditors, and (5) the performance of the Corporation’s internal and independent auditors.

The Audit Committee shall consist of at least three members of the Board of Directors, one of whom shall be designated the Chairman. The Chairman and other members of the Audit Committee shall meet the independence, qualification, and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In particular, each member of the Audit Committee must be financially literate; as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to this Committee. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise; as such qualification is interpreted by the Board in its business judgment. Moreover, at least one member of the Audit Committee must qualify as an “audit committee financial expert”, as defined by applicable law and the SEC. The members of the Audit Committee shall be appointed on the recommendation of the Board Nominating and Governance Committee and may be replaced by the Board.

If an audit committee member simultaneously serves on the audit committees of more than three public companies, then the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the Corporation’s proxy statement.

The Audit Committee shall meet about four times a year, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable. The Committee structure and operations shall be governed by Article IV of the Corporation’s By-Laws.

The Audit Committee shall have the authority to retain outside legal, financial or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation, compensation to any advisors retained by the Audit Committee, and ordinary administrative expenses incurred by the Audit Committee.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

2.	Review and discuss the Corporation’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

3.	Recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

4.	Review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the development, selection and disclosure of critical accounting policies, and analyses of the effect of alternative assumptions, estimates or generally accepted accounting principles (“GAAP”) methods on the Corporation’s financial statements.

5.	Discuss periodically with management the Corporation’s quarterly earnings press releases as well as financial information and earnings guidance provided to analysts, rating agencies and others. This responsibility may be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made — paying particular attention to any use of “pro forma”, or “adjusted” non-GAAP, information). The Committee need not discuss in advance each instance in which a company may provide earnings guidance. However, the Committee or the Chairman of the Committee (or another member of the Committee designated by the Chairman) should review the quarterly earnings releases and discuss them with management and the independent auditors prior to their release to the public.

6.	Meet periodically to review with management and the independent auditors their views on the Corporation’s major financial risk exposures, including the Corporation’s risk assessment and risk management policies, and the steps management has taken to monitor and control such exposures. The Audit Committee should discuss guidelines and policies that govern the process by which risk assessment and management is undertaken.

7.	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged (including resolution of any disagreement between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

8.	Have the sole authority to appoint or replace the independent accounting firm to audit the Corporation’s financial statements (with that appointment being submitted for shareowner ratification), and approve in advance all audit and permitted non-audit services (including engagement fees, scope and terms) with the independent auditors. The Audit Committee delegates to the Chairman of the Committee the authority to grant certain pre-approvals of audit and non-audit services by the independent auditors. At the beginning of each year, the Audit Committee shall define the categories of audit and non-audit services that the Chairman is authorized to pre-approve. The Chairman will inform the Audit Committee at the next Committee meeting of any pre-approval decisions made by the Chairman. The independent auditors shall report directly to the Audit Committee. Approval by the Audit Committee of non-audit services to be performed by the independent auditors shall be disclosed to investors in the applicable periodic or annual report filed with the SEC.

9.	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

10.	Review the experience and qualifications of the senior members of the independent auditors team. Also, review the number of years that the lead audit partner and the audit partner responsible for reviewing the audit have performed audit services for the Corporation in the previous five fiscal years in order to address compliance with the five year audit partner rotation requirement.

11.	Obtain and review reports from the independent auditors at least annually describing (a) the auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and whether the provision of any permitted non-audit services is compatible with maintaining the auditors’ independence and taking into account the opinions of management and the internal auditor. The Audit Committee should present its conclusions with respect to the qualifications, performance and independence to the entire Board of Directors.

12.	Set clear hiring policies regarding the hiring of employees or former employees of the independent auditors who were engaged on the Corporation’s account.

13.	Meet with the independent auditors to review and approve the scope of the audit.

14.	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

15.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit.

16.	Review with the independent auditors any significant problems or difficulties the auditors may have encountered in the course of the audit work and any management letter provided by the auditors and the Corporation’s response to that letter. Such review should include any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of independent auditor’s activities or access to required information, significant changes to the audit plan and any disagreement with management, which if not satisfactorily resolved would have affected the auditors’ opinion.

17.	Review the appointment of and periodically review the performance of the General Auditor.

18.	Review with the Corporation’s General Auditor:

a.	the internal audit department responsibilities, budget and staffing;

b.	the scope of the annual internal audit plan;

c.	any comments the General Auditor may have on major issues related to the internal audit activities or restrictions, if any, imposed on them; and

d.	any significant findings of internal audits and management’s responses.

19.	Submit the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual meeting proxy statement.

20.	Monitor compliance by the employees of the Corporation and its subsidiaries and controlled affiliated entities with applicable legal requirements and the Corporation’s standards of business conduct and conflict of interest policies.

21.	Review with the Corporation’s General Counsel legal matters that may have a material effect on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22.	Meet about four times per year with the Corporation’s senior executive officers, the Corporation’s General Auditor and the independent auditors in separate executive sessions.

23.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

24.	Review any disclosures by the CEO and CFO, prior to their periodic report certification to the SEC, regarding (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

25.	Review and discuss reports from the independent auditors related to (a) all critical accounting policies and practices used by the Corporation; (b) material alternative treatments of financial information permitted by GAAP that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management such as any management letter or schedule of unadjusted differences before the independent auditor’s quarterly or annual report on the financial statements of the Corporation is filed with the SEC.

26.	Annually review its own performance.

27.	Report regularly to the Board any material issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the qualifications, performance and independence of the independent auditors, or the performance of the internal audit department.

28.	Review any other matter brought to its attention within the scope of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors.

Appendix B

2006 LONG-TERM INCENTIVES PLAN

Section 1: Purpose

The purpose of the Plan is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Non-Employee Directors and (ii) aligning the interests of Employees and Non-Employee Directors participating in the Plan with the interests of the Corporation’s shareowners.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below.

a.	“Award” means an award granted pursuant to Section 4.

b.	“Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

c.	“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

d.	“Change of Control” means any of the events outlined in Section 10.

e.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

f.	“Committee” means the Compensation Committee of the Board of Directors, as it may be comprised from time to time.

g.	“Corporation” means Rockwell Collins, Inc. and any successor thereto.

h.	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

i.	“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

j.	“Employee” means an individual who is an employee or a leased employee of the Corporation or a Subsidiary.

k.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

l.	“Executive Officer” means an Employee who is an executive officer of the Corporation as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

m.	“Fair Market Value” means the closing sale price of the Stock as reported in the New York Stock Exchange-Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

n.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

o.	“Non-Employee Director” means a member of the Board of Directors who is not an Employee.

p.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

q.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

r.	“Participant” means any Employee or Non-Employee Director who has been granted an Award.

s.	“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

t.	“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

u.	“Performance Measure” means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; stock price; and total shareowner return. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v.	“Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

w.	“Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(f).

x.	“Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(e).

y.	“Plan” means this 2006 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

z.	“Restricted Stock” means Stock granted pursuant to Section 4(c) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

aa.	“Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(d).

bb.	“SAR” means a stock appreciation right granted pursuant to Section 4(b).

cc.	“Section 409A” means Code Section 409A, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

dd.	“Stock” means shares of Common Stock, par value $.01 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

ee.	“Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

Section 3: Eligibility

The Committee or, with respect to Awards under Section 4(h), the Committee or the Board of Directors, may grant one or more Awards to any Employee or Non-Employee Director designated by it to receive an Award. Non-Employee Directors are eligible to receive Awards only to the extent provided in Section 4(h).

Section 4: Awards

The Committee or, with respect to Awards under Section 4(h), the Committee or the Board of Directors, may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.	Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)	The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)	The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock or in a combination of cash and Stock. Any Stock accepted in payment of the exercise price of an Option shall be valued at its Fair Market Value on the date of exercise.

(iii)	No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.	No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted),

together with the aggregate Fair Market Value (determined on the respective date of grant of the Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.	No Incentive Stock Option may be granted under the Plan after November 17, 2015.

C.	No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

b.	Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as the Committee may determine.

c.	Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events, including but not limited to the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant over a specified period of time as the Committee may determine. For restrictions that lapse based on the passage of time, the minimum time period for full vesting shall be three years, unless the Committee determines otherwise. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation’s sole discretion, shall be held in book entry form subject to the Corporation’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

d.	Restricted Stock Unit. A Restricted Stock Unit is an Award of a contractual right to receive at a specified future date an amount based on the Fair Market Value of one share of Stock, subject to such terms and conditions as the Committee may establish. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, Stock, or a combination of cash and Stock, as determined by the Committee. The Committee may provide for the accumulation of Dividend Equivalents in cash, with or without interest, or the reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and such terms and conditions as the Committee shall determine. Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock.

e.	Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed an annual average of $10 million during any consecutive three year period. The payout of Performance Units may be in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Stock, as the Committee may determine.

f.	Performance Shares. A Performance Share is an Award denominated in Stock, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted. The payout of Performance Shares may be in Stock, in cash based on the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Stock, as the Committee may determine.

g.	Performance Compensation Awards.

(i)	The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code Section 162(m); provided, however, that no Performance Compensation Award may be granted to an Employee who on the date of grant is a leased employee of the Corporation or a Subsidiary. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162 (m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)	A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(e) and 5(b), as applicable.

h.	Awards to Non-Employee Directors.

(i)

Initial Award. Subject to the provisions of Section 4 (h)(v), each newly elected Non-Employee Director shall, as soon as practicable after initially becoming a member of the Board of Directors, be granted an Award of 3000 Restricted Stock Units, with terms and conditions including restrictions as determined by the Board of Directors or the Committee. The restrictions on the Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable only upon permissible payment events under Section 409A, as set forth in the applicable Award Agreement.

(ii)	Annual Award. Subject to the provisions of Section 4(h)(v), immediately following the Annual Meeting of Shareowners held in the year 2006 and each annual Meeting of Shareowners thereafter, each Non-Employee Director who has served as a director for at least one year and is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted 1,500 Restricted Stock Units, with terms and conditions including restrictions as determined by the Board of Directors or the Committee. The restrictions on the Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable only upon permissible payment events under Section 409A, as set forth in the applicable Award Agreement.

(iii)	Restricted Stock Units in Lieu of Cash Compensation. Subject to the provisions of Section 4(h)(v), in lieu of cash compensation, each Non-Employee Director may elect to receive all or a portion of his or her annual retainer or other fees for service on the Board of Directors or its committees by delivery of a whole number of shares of Restricted Stock Units, determined by dividing the portion of the retainer fee or other fees to be paid in Restricted Stock Units by the Fair Market Value on the date when payment is made and rounding up to the next highest whole number. The restrictions on the Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable only upon permissible payment events under Section 409A, as set forth in the applicable Award Agreement.

(iv)	Timing to Elect to Receive Restricted Stock Units in Lieu of Cash Compensation. To the extent that such arrangement is subject to Section 409A, any election made by a Non-Employee Director under Section 4(h)(iii) to forego cash compensation must be made by December 31 of the calendar year preceding the calendar year in which the Non-Employee Director will be performing the services underlying such cash compensation; provided, however, that such election may be made within 30 days after the date a Non-Employee Director first becomes eligible to participate in the Plan (but only with respect to amounts earned after the date of the election).

(v)	Changes to Award Grants. At such times as it may determine, the Board of Directors may change (A) the form of any Award provided for in Sections 4(h)(i), 4(h)(ii) and 4(h)(iii) to any other type of Award set forth in this Section 4 and (B) the size and the vesting period of any such Award.

(vi)	For grants of Awards to Non-Employee Directors, all references to the Committee in this Section 4 and in Sections 8(a), 8(c), 8(d) and 8(g) shall be deemed to refer to the Committee or the Board of Directors.

i.	Deferrals. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding the foregoing, any deferral made under this Section 4(i) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

j.	Other Section 409A Provisions. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(i) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

(i)	To the extent not otherwise set forth in the Plan, the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Corporation’s Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A; and

(ii)	Without limiting the generality of the foregoing, the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

Section 5: Stock Available under Plan

a.	Subject to the adjustment provisions of Section 9, 11 million shares of Stock are hereby reserved for grant and issuance for the purpose of making Awards under the Plan. With respect to shares of Stock issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, the shares of Stock available for grant and issuance hereunder will be reduced by 3 shares of Stock for every such share of Stock so issued. For purposes of applying the limitations provided in this Section 5(a), all shares of Stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited Award shall be available for further Awards. If shares of Stock are withheld or tendered as payment of the exercise price or for taxes in connection with an Award, however, such shares of Stock may not be reused, reissued or otherwise treated as being available for additional Awards or issuance under the Plan. For SARs settled in stock, both the shares of Stock issued pursuant to the Award and the specified number of shares of Stock underlying the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR is forfeited, terminated or cancelled without the delivery of shares of Stock. For SARs settled in cash, the specified number of shares of Stock underlying the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR is forfeited, terminated or cancelled without the delivery of cash.

b.	Subject to the adjustment provisions of Section 9, no single Participant shall receive Awards, as an annual average during any consecutive three year period, of more than 600,000 Options (measured by the number of shares of Stock underlying such Options), SARs (measured by the number of shares of Stock underlying such SARs), shares of Restricted Stock, Restricted Stock Units, Performance Shares or any combination thereof under the Plan. For purposes of determining such limit on Awards to a Participant under this Section 5, each share of Stock underlying an Award of Restricted Stock, Restricted Stock Units or Performance Shares shall count as 3 shares.

c.	The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may be reacquired shares held in treasury or authorized but unissued shares. At all times the Corporation will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) such additional provisions as are required to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the shareowners of the Corporation, no such action shall (i) increase the number of shares of Stock available for Awards as set forth in Section 5 (other than adjustments pursuant to Section 9), or (ii) materially increase the benefits accruing to Participants under the Plan or otherwise make any material revision to the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the New York Stock Exchange; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, or otherwise.

Section 8: Administration

a.	The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors.

b.	Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision), shall abstain from and take no part in the Committee’s action on the proposed grant.

c.	The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d.	The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e.	The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f.

It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers or Non-Employee Directors, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, and to the extent legally permitted, such provision shall be deemed void as to Executive Officers, Non-Employee Directors or Covered Employees, as applicable.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h.	The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the Chief Executive Officer or Non-Employee Directors or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

Section 9: Adjustment Provisions

a.	In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock then remaining subject to the Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards.

b.	The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10: Miscellaneous

a.	Change of Control. Except as otherwise determined by the Committee at the time of the grant of an Award, and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A (in which event, the Committee may determine to modify the definition of Change of Control in order to satisfy such requirements), upon a Change of Control of the Corporation, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all performance goals shall be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Shares shall be delivered; all Performance Units and Restricted Stock Units shall be paid out as promptly as practicable; and all other Awards shall be delivered or paid. The term “Change of Control” shall mean the occurrence of any of the following:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Rockwell Collins Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Rockwell Collins Voting Securities”); provided, however, that, for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation; (x) any acquisition by the Corporation; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any corporation controlled by the Corporation; or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(a); or

(ii)	Individuals who, as of November 17, 2005, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Collins Common Stock and Outstanding Rockwell Collins Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Rockwell Collins Common Stock and Outstanding Rockwell Collins Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation, or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	Approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board of Directors, no Change of Control shall be deemed to have occurred with respect to an Award if (A) the holder of such Award is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (B) the holder of such Award acquires a two percent (2%) or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (A) above, or (C) treatment of an event that is otherwise a Change of Control under this Section 10(a) with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a).

b.	Nonassignability. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution.

c.	Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d.	Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, then, except to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

e.	Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

f.	Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

g.

Rights of Employees and Non-Employee Directors. Except as provided in Section 4(h), status as an eligible Employee or Non-Employee Director shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Non-Employee Director or to eligible Employees and Non-Employee Directors generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee, Non-Employee Director or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service; provided, however, that, to the extent that Section 409A is applicable to an Award, Section 409A’s definition of “separation of service”, to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

h.	Rights as a Shareowner. A Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i.	Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j.	Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

k.	Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

l.	Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

m.	Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

n.	Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

o.

Supplementary Plans. The Committee may authorize supplementary plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares to such Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(c); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(d); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(f).

p.	Effective Date and Term. The Plan was adopted by the Board of Directors on November 17, 2005 and will become effective upon approval by shareowners of the Company. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.

Appendix C

2006 ANNUAL INCENTIVE COMPENSATION PLAN FOR SENIOR EXECUTIVES

1.	Purpose

The purposes of the 2006 Annual Incentive Compensation Plan for Senior Executive Officers (the Plan) are to provide a reward and an incentive to the Corporation’s Senior Executive Officers who have contributed and in the future are likely to contribute to the success of the Corporation, to enhance the Corporation’s ability to attract and retain outstanding persons to serve as its Senior Executive Officers and to preserve for the Corporation the benefit of federal income tax deductions with respect to annual incentive compensation paid to Senior Executive Officers.

2.	Definitions

(a)	Applicable Earnings. For any fiscal year, the pre-tax total segment operating earnings of the Corporation, excluding extraordinary items, gain or loss on the disposal of a segment of a business, restructuring charges, income or loss from discontinued operations, cumulative effects of changes in accounting principles, and other events or transactions of an unusual nature or that occur infrequently, all as defined by or determined in accordance with generally accepted accounting principles. Amounts charged or credited to earnings under the ICP shall not be included in determining Applicable Earnings.

(b)	Board of Directors. The Board of Directors of Rockwell Collins.

(c)	Code. The Internal Revenue Code of 1986, as amended from time to time.

(d)	Committee. The Compensation Committee designated by the Board of Directors from among its members who are not eligible to receive an award under the Plan.

(e)	Corporation. Rockwell Collins and its consolidated subsidiaries.

(f)	ICP. The Corporation’s annual Incentive Compensation Plan for executives other than those eligible under this plan.

(g)	Performance Fund. An incentive compensation fund for each fiscal year in which the Plan is applicable from which awards may be made under the Plan, which shall be equal to 1.5% of the Applicable Earnings for that fiscal year.

(h)	Rockwell Collins. Rockwell Collins, Inc., a Delaware corporation.

(i)	Senior Executive Officers. Rockwell Collins’ chief executive officer on the last day of each fiscal year and four other executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) which the Committee shall designate on or before the last day of the first quarter of that fiscal year. No member of the Corporation’s Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.

3.	Determination of Applicable Earnings and Performance Fund; Allocation of Potential Awards

(a)	After the end of each fiscal year, the independent certified public accountants who audit the Corporation’s accounts shall compute the Applicable Earnings and the amount of the Performance Fund for that fiscal year. Those computations shall be reported to the Board of Directors, the Committee and other committees as appropriate.

(b)	There shall be allocated from the Performance Fund for each fiscal year potential awards to each of the Senior Executive Officers equal to the following respective percentages of the Performance Fund for that fiscal year:

Chief Executive Officer—30%

Two Senior Executive Officers—20% each

Two Other Senior Executive Officers—15% each

The maximum potential award to any one Senior Executive Officer under this Plan for any fiscal year shall be Ten Million Dollars ($10,000,000).

4.	Awards

(a)	After the computations and reports prescribed under Section 3(a) have been made, the Committee shall determine the amounts, if any, allocated to the Senior Executive Officers pursuant to Section 3(b) to be awarded from the Performance Fund for that fiscal year. The Committee may determine from time to time the form, terms and conditions of awards, including whether and to what extent awards shall be paid in installments.

(b)	Without limiting the generality of Section 4(a) the Committee may, in its sole discretion, reduce the amount of any award made to any Senior Executive Officer from the amount allocated under Section 3(b), taking into account such factors as it deems relevant, including without limitation: (i) the Applicable Earnings; (ii) other significant financial or strategic achievements during the year; (iii) its subjective assessment of each Senior Executive Officer’s overall performance for the year; and (iv) information about compensation practices at other peer group companies for the purpose of evaluating competitive compensation levels so that the Committee may determine that the amount of the annual incentive award is within the targeted competitive compensation range of the Corporation’s executive compensation program. The Committee shall determine the amount of any reduction in a Senior Executive Officer’s award on the basis of the foregoing and other factors it deems relevant and shall not be required to establish any allocation or weighting formula with respect to the factors it considers. In no event shall any Senior Executive Officer’s award under the Plan exceed the amount of the Performance Fund allocated to a potential award to that Senior Executive Officer.

(c)	The Committee shall have no obligation to disclose the full amount of the Performance Fund for any fiscal year. Amounts allocated but not actually awarded to a Senior Executive Officer may not be re-allocated to other Senior Executive Officers or utilized for awards in respect of other years.

(d)	The Corporation shall promptly notify each person to whom an award has been made and pay the award in accordance with the determinations of the Committee.

(e)	A cash award may be made with respect to a Senior Executive Officer who has died. Any such award shall be paid to the legal representative or representatives of the estate of such Senior Executive Officer.

(f)	No person who is eligible for an award under the Plan for any fiscal year of the Corporation shall be eligible for an award under any other annual management incentive compensation plan of any of the Corporation’s businesses for that fiscal year.

5.	Finality of Determinations

The Committee shall have the power to administer and interpret the Plan. All determinations, interpretations and actions of the Committee and all actions of the Board of Directors under or in connection with the Plan shall be final, conclusive and binding upon all concerned. Any member of the Committee who, at the time of any proposed award or at the time an award is made, is not an “outside director” as defined for purposes of Code Section 162(m) shall abstain from, and take no part in, the Committee’s action on the award.

6.	Amendment of the Plan

The Board of Directors and the Committee shall each have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time, except that:

(a)	No such action shall adversely affect rights under an award already made, without the consent of the person affected; and

(b)	Without approval of the shareowners of Rockwell Collins, neither the Board of Directors nor the Committee shall (1) so modify the method of determining the Performance Fund as to increase materially the maximum amount that may be allocated to it or (2) after the first 90 days of any fiscal year, amend the plan in a manner that would, directly or indirectly: (i) change the method of calculating the amount allocated to the Performance Fund for that year; (ii) increase the maximum award payable to any Senior Executive Officer for that year; or (iii) remove the amendment restriction set forth in this sentence with respect to that year.

7.	Miscellaneous

(a)	The Corporation shall bear all expenses and costs in connection with the operation of the Plan.

(b)	The Corporation, the Board of Directors, the Committee and the officers of the Corporation shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation’s accounts.

8.	Effective Date

The Plan has been approved by the Board of Directors on November 17, 2005, and it is subject to approval by shareowners of Rockwell Collins. The Plan shall be submitted to the shareowners of Rockwell Collins for approval at the annual meeting of shareowners to be held in 2006, and, (i) if approved by the shareowners shall be effective for fiscal years commencing on or after September 30, 2006, or (ii) if not approved by the shareowners, no award may be paid under the Plan.

If you plan to attend the Annual Meeting of Shareowners to be held in Cedar Rapids, Iowa on February 7, 2006, please be sure to:

•	mark the appropriate box on the proxy card and mail the card using the enclosed envelope; or

•	indicate your desire to attend the meeting through our telephone or Internet voting procedures; or

•	call the Corporation’s Shareowner Relations line at (319) 295-4045.

If you indicated “Yes” you plan to attend, then your name will be on the admittance list at the Annual Meeting Registration Desk.

ROCKWELL COLLINS, INC.

ANNUAL MEETING OF SHAREOWNERS

TUESDAY, FEBRUARY 7, 2006

10:00 A.M.

THE CEDAR RAPIDS MARRIOTT

1200 COLLINS ROAD NE

CEDAR RAPIDS, IA 52402

YOUR VOTE IS IMPORTANT!

You can vote by Internet, telephone or mail.

See the instructions on the other side of this proxy card.

REDUCE PAPER FLOW TO YOUR HOME: You can enjoy the convenience of viewing annual reports and proxy statements on-line. By consenting to electronic access, you will help us reduce printing and postage costs. If you would like to take advantage of this offer, please enroll at www.econsent.com/col/ and follow the easy instructions.

If you consented to access your proxy information electronically, you may view it by going to the following Rockwell Collins’ website: www.shareholder.com/col/annual.cfm

PROXY

ROCKWELL COLLINS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clayton M. Jones and Gary R. Chadick, jointly and severally, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners of Rockwell Collins, Inc. to be held at The Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa on February 7, 2006, or any postponement(s) or adjournment(s) thereof. Such proxies are directed to vote as specified or, if no specification is made, FOR proposal (1) the election of the three nominees proposed for election as directors with terms expiring at the Annual Meeting in 2009; FOR proposal (2) the selection of auditors; FOR proposal (3) the approval of the 2006 Long-Term Incentives Plan; and FOR proposal (4) the approval of the 2006 Annual Incentive Compensation Plan for Senior Executive Officers. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting.

This card also constitutes your voting instructions for shares held of record in the savings plans of Rockwell Collins, Inc. (the Rockwell Collins Retirement Savings Plan and the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees) and/or the savings plans of Rockwell Automation, Inc. (the Rockwell Automation Retirement Savings Plan for Salaried Employees, the Rockwell Automation Retirement Savings Plan for Hourly Employees, the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees and the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees) (“Plans”) and the undersigned hereby authorizes the trustees of these plans to vote the undersigned shares held in their accounts. The trustee is authorized under certain circumstances and in its discretion to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. If no specification is made, the trustee will, if permitted, vote in accordance with its respective voting powers.

To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ****EASY ****IMMEDIATE

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (Central Time) on February 6, 2006. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call and then follow the instructions.

VOTE BY INTERNET — http://www.eproxy.com/col/ — QUICK **** EASY **** IMMEDIATE

Use the Internet to transmit your voting instructions and for electronic delivery information until 11:59 p.m. (Central Time) on February 6, 2006. Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rockwell Collins, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

YOUR VOTE IS IMPORTANT

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by telephone or Internet, you do NOT need to mail back your proxy card.

Please fold here

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4.

PROPOSAL 1: ELECTION OF THREE DIRECTORS:

1.	For the election of three directors to serve as Class II directors:	01 A.J. Carbone 02 C.M. Jones 03 C.L. Shavers	☐	Vote FOR all nominees (except as noted below)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

PROPOSAL 2: SELECTION OF AUDITORS:

2.	For the selection of Deloitte & Touche LLP as our auditors for fiscal year 2006.		☐ For ☐ Against ☐ Abstain

PROPOSAL 3: APPROVAL OF 2006 LONG-TERM INCENTIVES PLAN:

3.	For the approval of the 2006 Long-Term Incentives Plan.		☐ For ☐ Against ☐ Abstain

PROPOSAL 4: APPROVAL OF 2006 ANNUAL INCENTIVE COMPENSATION PLAN FOR SENIOR EXECUTIVE OFFICERS:

4.	For the approval of the 2006 Annual Incentive Compensation Plan for Senior Executive Officers.		☐ For ☐ Against ☐ Abstain

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

If you indicated “Yes” you plan to attend, then your name will be on the admittance list at the Annual Meeting Registration Desk.

Address Change? Mark Box ☐ Indicate changes below:				Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.